Exhibit 10.10

OFFICE LEASE AGREEMENT

This Office Lease Agreement (the “Lease”), signed this 28th day of April 2018, in Moscow, the Russian Federation, by and between:

City Center Investment B.V., a company incorporated under the laws of the Netherlands, with its principal place of business at: Jupiterstraat 55, 2132HC Hoofddorp, the Netherlands, registered by the Chamber of Commerce and Industry for Amsterdam on February 10, 2003 under the file number 34186163, having on the territory of the Russian Federation its representative office at: 10 Presnenskaya Naberezhnaya, Moscow, Russia, number of accreditation entry 20150005392, Accreditation Certificate issued by Inter-District Office of the Federal Tax Service No.47 of Moscow on May 06, 2015 on the blank series 77 No. 016288433, INN 9909123302, KPP 773851001, represented by General Representative Mr. Yilmaz Musir Emre and Representative Ms. Trifonova Ksenia Olegovna, acting jointly on the basis of the Power of Attorney dated November 01, 2016 (“Landlord”), and

Limited Liability Company “Internet Decisions”, incorporated under the laws of the Russian Federation under the main state registration number (OGRN) 1027739244741, with its principal place of business at Chapaevskiy per., build. 14, premises V, floor 4, room 41, Moscow, 125252, Russia, INN/KPP 7704217370/774301001, represented by its General Director Mr. Shulgin Alexandr Alexandrovich, acting on the basis of the Charter (“Tenant”), hereinafter jointly referred to as the “Parties” and separately as a “Party”,

WITNESSETH:

WHEREAS, Landlord is the owner of the office building located at 10 Presnenskaya Naberezhnaya, Moscow, Russia according to the system of street names and numbering as in official use in Moscow, Russia as of the date of this Lease (the “Building”); Certificate of State registration of Right series 77-AP No 126020, issued by Department of Federal Service of State Registration, Cadastre and Cartography on the territory of Moscow on April 21, 2014 (registration No. 77-77-11/014/2008-279 dated March 17, 2008); and

WHEREAS, Landlord desires to transfer for a valuable consideration to Tenant for temporary use and possession (lease) and Tenant wishes to accept from Landlord certain office space depicted on the floor plans attached hereto as Exhibit A and Exhibit Al, totally consisting of an agreed 10 036 square meters of Tenant’s Rentable Area measured and calculated according to American National Standard for measuring floor space in office buildings (BOMA) (as such measurement is defined in item (a) of Exhibit C attached hereto), namely 9 104 square meters on the 30th, 32nd, 41st, 42nd floors, including 1005 square meters on the 29th floor (jointly the “Premises 1”) as well as 932 square meters on 29th floor (the “Premises 2”) of the 59-floor part of the office Building (hereinafter the Premises 1 and the Premises 2 are jointly referred to as the “Premises” (as more particularly described in paragraph (b) of Exhibit C attached hereto)), and

WHEREAS, Landlord desires to lease the Premises to Tenant, subject to and in accordance with the terms and conditions set forth in this Lease,

NOW, THEREFORE, the Parties have agreed as follows.

ARTICLE I

1.1	Subject of Lease

Landlord does hereby transfer for temporary use and possession to Tenant, and Tenant does hereby accept from Landlord for a valuable consideration and agree to occupy, during the Term (as defined below) or renewed Term the Premises upon the terms and conditions which hereafter appear. Tenant shall further have the right, during the Term, or renewed Term, to use the Common Areas (as defined below) subject to such rules and regulations of the Building as may be prescribed by Landlord from time to time for the use thereof. In accordance with this Lease and effective legislation Landlord shall also provide to Tenant a parking permit with regard to parking spaces, maintenance services, as well as other services that may be agreed by the Parties.

1.2	Premises condition

The Premises 1 shall be transferred to Tenant on the Commencement Date 1 and Premises 2 shall be transferred to Tenant on the Commencement Date 2 by Landlord in as-is condition in accordance with the specifications attached hereto as Exhibit B.

Herewith, Landlord undertakes by its own means (with use of Landlord’s standard materials) and at its own cost to perform re-painting of walls and re-carpeting works in the Premises 1 and the Premises 2 before the Commencement Date 1 and the Commencement Date 2 accordingly. For the re-carpeting works, in case the delivery of carpet (for all or part of the Premises) is delayed for any reason that is beyond the control of Landlord and/or in case the carpet material is not available in the stocks as of signing this Lease (for all or part of the Premises), then Landlord shall carry out carpeting works after handover of the Premises, out of business hours, as per the schedule to be agreed by the Parties for that specific part of the Premises. Such delay in carpeting works shall not in any case be interpreted as delay in delivery of Premises. In addition to the above, upon Tenant’s request Landlord by its own means and at its own cost will perform minor modifications in the Premises internal, layout, as per the layout plans of the 30th, 32nd, 41st and 42nd floors attached hereto as Exhibit H. Layout plan of the 29th floor will be agreed by the Parties in Exhibit H1 by signing amendment agreement hereto.

1.3	Fit-out of the Premises

If Tenant requires to make any further modifications in the Premises internal layout (other than mentioned in Article 1.2 above), such works shall be pre-approved by Landlord and done at Tenant’s cost with appointment of contractors agreed with Landlord (such works hereinafter – the “Fit-out” or “Fit-out works”).

Fit-out works shall be performed according to the standards of good design practice appropriate to the nature of the Building and purpose as Class A office building in the city of Moscow and shall be in compliance with the regulations of all competent governmental bodies and local standards and norms, Rules of the Building, Fit-out Guideline and other requirements, specified in Exhibit B hereto.

Landlord has the right to adjust any Tenant’s Fit-out works to the extent it is necessary to ensure the quiet enjoyment of premises and Common Areas by other tenants in the Building. Landlord must act reasonably, and Tenant shall irrevocably follow to Landlord’s directions, coordinating with Landlord Tenant’s Fit-out works schedule. No disturbance (including noise or smell or dirt or rubbish or any other kind of disturbance) to other tenants or to Landlord shall be caused by Tenant’s Fit-out works. At Landlord’s reasonable demand and if no alternative method can be agreed, such works shall be done out of normal business hours. If in violation of requirements of this Article any such works are done without prior Landlord’s approval or with breach of Landlord’s instruction then Landlord shall have the right (provided that Landlord has informed Tenant of any breach within a reasonable time period) to take possible measures for preventing continuation of such works, including but not limited to cancellation of access for Tenant’s contractors, full stoppage of Tenant’s Fit-out works and stop provision of all or any part of the Landlord’s Maintenance Services, which shall not be regarded as violation of Landlord’s obligations of whatever kind, notwithstanding anything to the contrary in this Lease, but a retaliatory measure Tenant shall implement the provision on such irrevocable Landlord’s control into contracts with all Tenants’ contractors and shall guarantee the fulfilment of the above provisions up to termination of such contracts.

1.4	Additional Services

During the Term or renewed Term of the Lease, Landlord may render to Tenant additional services at a cost of up to USD 8 000 (eight thousand US Dollars) (references in this Lease to US Dollars shall be references to the lawful currency from time to time of the United States of America) per request, as budgeted by Landlord, related to the lease (including, but not limited to cleaning services, management services, services on arrangement of some kind of works etc.) at Tenant’s written request made in the form of Exhibit F hereto. Landlord renders such services for additional fee during certain term to be agreed by the Parties. Landlord shall have a right to refuse from rendering any additional services requested by Tenant. The cost of such additional services shall be paid by Tenant to Landlord in full in advance within 7 (seven) calendar days as of issuing Landlord’s pro-forma invoice therefor. Within 5 (five) calendar days as of completion of such additional services the Parties shall sign the act of rendered services.

1.5	Parking

(a)

Starting from the Commencement Date 1 and during the remainder of the Term and renewed Term in case of the Lease automatic renewal as provided for in item (a) of Article 2.2 hereof Landlord shall provide Tenant with parking permit (hereinafter—the “Parking Permit”) with regard to 4 (four) underground car parking spaces for a fee (the “Parking Fees”) which shall be calculated and payable in accordance with the following schedule:

(i)

the first Parking Fees payment in the fixed amount of USD 5 185,75 (five thousand one hundred eighty-five and 75/100 US Dollars) shall be paid by Tenant within 10 (ten) business days upon the date of signing hereof. This amount shall be for, and applied to the period from June 01, 2018 till November 30, 2018 inclusive;

(ii)

the second Parking Fees payment in the amount of USD 1 766,58 (one thousand seven hundred sixty-six and 58/100 US Dollars) shall be paid by Tenant on or before December 01, 2018. This amount shall be for, and applied to the period from December 01, 2018 till December 31, 2018 inclusive;

(iii)

from January 01, 2019 till the end of the Term, and in case of the Lease automatic renewal as provided for in item (a) of Article 2.2 hereof—till May 31, 2019 inclusive, Tenant shall make Parking Fees payments on the basis of calendar quarters, in advance, in accordance with Article 3.6 of this Lease. The amount due for the payment period shall be calculated by multiplying the number of parking spaces by the Parking Fees rate of USD 5200 (five thousand two hundred US. Dollars) per parking space per year, dividing the result by number of days in that year and multiplying it by the actual number of days in respective payment period;

(iv)

thereafter and till the end of the renewed Term, Tenant shall make Parking Fees payments on the basis of calendar quarters, in advance in accordance with Article 3.6 of this Lease. The amount of Parking Fees due for a payment period shall be calculated by multiplying then-effective Parking Fees rate per parking space per year by number of parking spaces, dividing the result by number of days in that year and multiplying the result by the actual number of days in that payment period. Herewith new Parking Fees rate per parking space per year shall be determined each year starting from June 01, 2019 and each following June 01 by increasing the Parking Fees rate effective on the Date of recalculation (as defined below) according to Parking Fees Rate Indexation. The Parking Fees Rate Indexation shall mean annual 5% (five percent) increase of then-current rate of Parking Fees. Upon recalculation the rate shall be used with two decimals. Each such recalculation of Parking Fees rate will be effected by adjusting the amount of Parking Fees due from Tenant for the payment period (and subsequent periods in that 12-months period) in the relevant invoices issued by Landlord.

For avoidance of doubts, for the purpose of the first Parking Fees Rate Indexation, to be made on June 01, 2019 the Parking Fees rate in the amount of USD 5200 (five thousand two hundred US Dollars) per parking space per year shall be used.

(b)

In addition to the above, starting from November 30, 2018 Landlord provides Tenant with parking permit in respect of up to 100 (one hundred) car parking spaces ar Multi-level Carpark in Moscow, located under the flyover of the Third Transport Ring Road in the area of MIBC “Moscow-City” at the rate in the amount of USD 4800 (four thousand eight hundred US Dollars) under a separate agreement to be signed between the Parties, provided that Tenant notifies Landlord on required quantity of parking spaces not later than November 01, 2018.

1.6	Transfer of Premises

Landlord shall transfer the Premises 1 to Tenant on the basis of the Act of Transfer and Acceptance of the. Premises 1 to be signed between the Parties on the Commencement Date 1 (as defined below) in the form attached hereto as Exhibit D and the Premises 2 to Tenant on the basis of the Act of Transfer and Acceptance of the Premises 2 to be signed between the Parties on the Commencement Date 2 (as defined below) in the form attached hereto as Exhibit Dl. Landlord shall not be obligated to sign the Act of Transfer and Acceptance of the Premises if the first instalment of the Security Deposit (as defined below) and/or first payments of Parking Fees, Base Rent and/or Fixed Maintenance Charge have not been fully and timely paid by Tenant. Non-execution of the Act of Transfer and Acceptance of the Premises shall not relieve Tenant from obligation to pay the Base Rent and other sums due under this Lease

1.7	Tenant’s Rentable Area

For the purpose of Base Rent and Fixed Maintenance Charge calculation hereunder the results of measurements of the Tenant’s Rentable Area defined and calculated according to American National Standard for measuring floor space in office buildings ANSI/BOMA Z65.1-1996, published by the Building Owners and Managers Association International (BOMA), June 07, 1996 printing, shall be used. In accordance with BOMA measurements total area of the leased Premises is 10 036 square meters (“Tenant’s Rentable Area”), including the Premises 1 of 9104 square meters and the Premises 2 of 932 square meters.

1.8	Parties’ Additional Obligations

Simultaneously with signing hereof the Parties shall enter into a preliminary agreement under which they will be obliged to conclude in future an amendment agreement hereto (in the form attached to the preliminary agreement), making this Lease a long-term lease agreement (hereinafter the “Preliminary Agreement” and the “Amendment Agreement” accordingly).

Within 3 (three) calendar months upon the Commencement Date 2 (as defined below), Landlord by its awn means but at Tenant’s cost will take measures necessary and sufficient for the purpose of the state cadastral registration of the Premises, including (i) arrangement of making measurements of the Premises by cadastral engineer, (ii) obtainment of all necessary documentation (inter alia, floor plan and explication, project documentation, technical report, technical plan). Tenant shall pay to Landlord a fee in the amount of USD 11 965,81 (eleven thousand nine hundred sixty-five and 81/100 US Dollars) plus 18% VAT, within 14 (fourteen) calendar days upon issuance of respective invoice by Landlord and render necessary assistance, to Landlord for fulfillment of the specified measures by the latter and achievement of a goal mentioned in this Article 1.8.

1.9	Expansion Right

Landlord will grant to Tenant one-time right to lease additional premises in the Business Centre “Naberezhnaya Tower” subject to compliance with the following conditions:

–	total rentable area of such premises shall be not less than 1800 and no more than 2100 square meters according to BOMA measurements;

–	Tenant will be granted with a right of access to such premises in as-is condition not earlier than April 01, 2019 and not later than October 01, 2019.

Subject to the foregoing, Landlord shall send relevant offer(s) to Tenant on or before February 28, 2019 in order to comply with above conditions. The Parties shall agree commercial terms in a part of Base Rent and Fixed Maintenance Charge and enter into respective amendment agreement till March 31, 2019. In case the agreement is not reached by the Parties within the specified above term, Tenant shall forfeit the right to lease additional premises granted to it by this Article 1.9.

1.10	Right of refusal

Subject to fulfilment by Landlord of previous obligations before existing tenants in the Building, Tenant shall have the right of refusal from additional premises located in the middle lift group from 26th to 45th floors of the Building, when such premises become vacant, under the commercial terms and conditions in a part of Base Rent and Fixed Maintenance Charge to be agreed by the Parties. If such premises become available, Landlord shall in good faith notify Tenant of the same in writing and Tenant shall reply to Landlord within 10 (ten) business days of such notification whether it is interested in leasing the specified premises. If Tenant rejects Landlord’s offer or does not respond to Landlord within 10 (ten) business days, then Landlord shall have the right to lease such space to any third party. If Tenant responds within the specified 10 (ten) business days that it is interested in the lease of such premises, Landlord and Tenant shall enter into the lease agreement in respect of the specified premises within 1 (one) month of Landlord’s notification.

ARTICLE II

2.1	Term

Tenant shall have and hold the Premises and make payments due under this Lease for a term (the “Term” or the “Term of this Lease”) commencing for the Premises 1 on the Commencement Date 1, which shall be June 01, 2018 and for the Premises 2 — on the Commencement Date 2 which shall be — September 01, 2018. Unless sooner terminated or renewed as herein provided, the Term shall end at 11.59 pm on March 27, 2019 inclusive. Without prejudice to other Landlord’s remedies under the Lease, in case of non-fulfillment by Tenant of its obligation to pay the Security Deposit and/or first payments of Parking Fees, Base Rent and/or Fixed Maintenance Charge, at its sole discretion, unilaterally refuse from performance of this Lease by sending a written notice to Tenant, specifying the termination date. At the end of the Term (including expiration of the Term and early termination of the Lease) the Parties shall enter into a termination agreement to reflect the end of their lease relations

Without prejudice to the foregoing, Landlord shall have the right to postpone Commencement Date 2 for a period of up to 4 (four) months (i.e. till January 01, 2019) upon reasonable prior notification to Tenant, since it shall negotiate surrender of the Premises 2 with its current occupier to ensure their transfer subject to Landlord’s renovation obligations described in Article 1.2 herein, on September 01, 2018. In this case, the Parties shall execute an amendment agreement to the Lease to revise the Commencement Date 2 for the Premises 2. In such a case a part of Base Rent and Fixed Maintenance payments paid in respect of the Premises 2 in advance, shall be applied for payment of future periods starting from such postponed Commencement Date 2.

2.2	Automatic Renewal

(a)	This Lease shall be automatically renewed for new terms of 11 (eleven) months each under the same terms and conditions as contained herein until August 31 2025 inclusive.

(b)

There shall be no extension of the Term or renewal of this Lease (save as provided for in item (a) of this Article 2.2) by operation of law nor shall Tenant enjoy any rights of first refusal or pre-emption in relation to this Lease or the Premises Without limitation to the foregoing, the Parties agree that Tenant shall not at any time have the rights contained in Article 621 of the Civil Code of the Russian Federation. The only right of renewal shall be that relating to the additional terms in item (a) of this Article 2.2.

2.3	Return of Premises and Penalty on Late Return

Upon termination or expiration of the Lease Term, or in case of changing of Tenant’s Rentable Area, Tenant shall peaceably vacate and transfer the Premises or its respective part to Landlord on the basis of an Act of Transfer and Acceptance of the Premises (Exhibit G of this Lease) to be signed between the Parties and shall forfeit the Parking Permit with regard to the parking spaces or their respective part. If upon termination or expiration of the Term of this Lease or in case of changing of Tenant’s Rentable Area Tenant delays vacation or transfer of the Premises to Landlord or continues to use provided Parking Permit, Landlord shall have the right to demand from Tenant and Tenant shall pay to Landlord on such demand a penalty in the amount of 150% of daily amount of Base Rent, Parking Fees and Maintenance Charge per each day of such delay for the whole or respective part of the Premises or parking spaces. For the avoidance of doubt, any such delay in vacation or transfer of the Premises from Tenant to Landlord in case of termination or expiration of this Lease, including non-signing of the Act of Transfer and Acceptance of the Premises, shall not be considered extension of the Term. For the purpose of this Article daily amount of Base Rent, Parking Fees and Maintenance Charge shall be calculated by dividing, respectively, annual amount of then-current Base Rent, Parking Fees and Maintenance Charge by number of days in that calendar year.

ARTICLE III

3.1	Base Rent

Starting from the Commencement Date 1 for the Premises 1 and from Commencement Date 2 for the Premises 2 and during the remainder of the. Term and renewed Term in case of the Lease automatic renewal as provided for in item (a) of Article 2.2 hereof Tenant shall pay to Landlord as a rent the amounts (hereinafter — the “Base Rent”), calculated and payable in accordance with the following schedule:

(i) –

the first instalment of the first Base Rent payment (in respect of the Premises 1) in the fixed amount of USD 1 134 882,19 (one million one hundred thirty-four thousand eight hundred eighty-two and 19/100 US Dollars) shall be made by Tenant within 10 (ten) business days upon signing hereof. This amount shall be for, and applied to the period from June 01, 2018 till November 30, 2018 inclusive;

–

the second instalment of the first Base Rent payment (in respect of the Premises 2) in the fixed amount of USD 116 180,82 (one hundred sixteen thousand one hundred eighty and 82/100 US Dollars) shall be made by Tenant within 10 (ten) business days upon signing hereof. This amount shall be for, and applied to the period from September 01, 2018 till November 30, 2018 inclusive;

(ii)

the second Base Rent payment for the Premises in the amount of. USD 426 186,30 (four hundred twenty-six thousand one hundred eighty-six and 30/100 US Dollars) shall be made by Tenant on or before December 01, 2018. This amount shall be for, and applied to the period from December 01, 2018 till December 31, 2018 inclusive;

(iii)

from January 01, 2019 till the end of the Term, and in case of the Lease automatic renewal as provided for in item (a) of Article 2.2 hereof—May 31, 2019 inclusive, Tenant shall make Base Rent payments for the Premises on the basis of calendar quarters in advance, in accordance with Article 3.6 of this Lease. The amount due for the payment period shall be calculated by multiplying the Base Rent rate of USD 500 (five hundred US Dollars) per square meter per year by amount of square meters of Tenant’s Rentable Area, dividing the result by number of days in that year and multiplying the result by the actual number of days in that payment period;

(iv)

thereafter and till the end of the renewed Term, Tenant shall make Base Rent payments for the Premises on the basis of calendar quarters, in advance in accordance with Article 3.6 of this Lease. The amount of Base Rent due for a payment period shall be calculated by multiplying then-effective rate of Base Rent per square meter per year by amount of square meters of Tenant’s Rentable

Area, dividing the result by number of days in that year and multiplying the result by the actual number of days in that payment period. Herewith, new Base Rent rate shall be determined annually starting from June 01, 2019 and each following June 01 according to Base Rent Rate Indexation. The Base Rent Rate Indexation shall mean annual 5% (five percent) increase of then-current rate of Base Rent Upon recalculation the rate shall be used with two decimals Each such recalculation of Base Rent rate will be effected by adjusting the amount of Base Rent due from Tenant for the payment period (and subsequent periods in that 12-months period) in the relevant invoices issued by Landlord.

For avoidance of doubts, for the purpose of the first Base Rent Rate Indexation, to be made on June 01, 2019, the rate of Base Rent of USD 500 (five hundred US Dollars) per annum per square meter of Tenant’s Rentable Area shall be used as Base Rent rate effective on the date of the first Base Rent Rate Indexation.

3.2	Security Deposit

To secure performance of Tenant’s obligations hereunder Tenant shall pay to Landlord a security deposit in the amount of USD 1 606 309,92 (one million six hundred six thousand three hundred nine and 92/100 US Dollars) (the “Security Deposit”) in two installments as follows:

–

the first instalment of the Security Deposit in the amount of USD 1 065 053,32 (one million sixty-five thousand fifty-three and 32/100 US. Dollars) shall be paid by Tenant within 10 (ten) business days upon the date of signing hereof,

–

the second instalment of the Security Deposit in the amount of USD 541 256,60 (five hundred forty-one thousand two hundred fifty-six and 60/100 US Dollars) shall be paid by Tenant on or before June 01, 2019.

Tenant and Landlord agree that Landlord shall be entitled at any time to deduct from the amount of the Security Deposit amounts for compensation of Tenant’s indebtedness in payments of Base Rent or other sums due under this Lease and any damage caused by Tenant to the Premises or to the Building. If Landlord draws against the Security Deposit at any time during the Term or renewed Term Tenant shall within 7 (seven) days upon Landlord’s demand pay to Landlord the sum necessary to restore the Security Deposit to its due amount. Tenant and Landlord agree that in case of the Lease automatic renewal as provided for in item (a) of Article 2.2, the amount of the Security Deposit shall be recalculated on June 01, 2019 and each following June 01 throughout the renewed Term of the Lease, so that to be equal to the sum of the then-current Base Rent and Fixed Maintenance Charge for 92 (ninety two) days. Tenant shall restore the Security Deposit to its full amount due after such recalculation within 10 (ten) working days as of date of receipt of original invoices issued by Landlord accordingly. Subject to signing of termination agreement to the Lease within 30 (thirty) calendar days upon termination or expiration of the Term or renewed Term of this Lease Landlord shall return to Tenant the Security Deposit in Russian Roubles based on the rate stated in item (b) of Article 3.4 below (with the deduction of all sums due to Landlord under this Lease) except for in cases when this Lease is terminated before expiration of the Term (or any renewed Term)

due to Tenant’s fault or where Tenant is under the laws of its incorporation (or other applicable legislation) declared bankrupt or goes into liquidation or where Tenant is dissolved or ceases to exist under the laws of its incorporation, and also if Tenant does not meet liabilities, set by item (d) of Article 12.1 hereof in which cases the whole amount of the Security Deposit remains at Landlord’s property.

3.3	Taxation of Base Rent and Other Obligations

All monetary payments, obligations and calculations to be made under this Lease, including but not limited to Base Rent, Security Deposit, Maintenance Charge and Parking Fees are completely exclusive of value added tax or any other similar tax that is, or may be, levied on such payments which taxes shall therefore be payable, where due, in addition to the sums stated. Landlord reserves the right to at any time require Tenant to pay, as a separate and distinct monetary obligation, to local, regional or federal taxation authorities in the Russian Federation, or, if applicable, to Landlord, the full amount of any tax, penalty or duty that is, or may be imposed in relation to any payments to be made under this Lease or in respect of the Premises. For the avoidance of doubt, each Party shall be obliged to pay its own taxes.

Landlord shall issue acts and tax-invoices hereunder in accordance with requirements of effective legislation in Russian Roubles at the fixed rate of 58,50 (fifty-eight and 50/100) Russian Roubles for 1 (one) US Dollar

3.4	Manner of Payment of Rent and Other Obligations

(a)

All amounts owing to Landlord under or relating to this Lease shall be paid in Russian Roubles (references in this Lease to the. Russian Roubles shall be references to the lawful currency from time to time of the of the Russian Federation) by wire transfer into Landlord’s bank account, as may be designated by Landlord. The amount due on the Payment Order Date (as defined below) in Russian Roubles shall be calculated on the basis of the Rouble Equivalent (as defined below).

(b)

To calculate the Rouble Equivalent of any amount due hereunder the Parties agreed to apply fixed rate of 58,50 (fifty-eight and 50/100) Russian Roubles for 1 (one) US Dollar (the “Rouble Equivalent”). If during the Term of the Lease or renewed Term the average official rate for US Dollar established by Central Bank of Russian Federation for the quarter is more than 15% (fifteen percent) of the average official rate for US Dollar established by the Central Bank of Russian Federation for the previous quarter, the Parties will have the right to renegotiate the commercial terms of the Lease. In case the agreement is not reached by the Parties within 1(one) month, each Party shall have the right to early terminate the Lease subject to notification not less than 2 (two) months and up to 6 (six) months before the intended date of termination.

(c)

The Payment Order Date shall be the date on which Tenant submits to its bank the payment order for the respective amount due under this Lease, in confirmation of which the bank of Tenant will date the respective payment order and affix to it the stamp of the bank. The Payment Order Date shall be used only for the purposes of calculating the amount due in Russian Roubles and shall not mean the date of performance of the respective monetary obligation. The date of performance of a monetary obligation under this Lease shall be the Performance Date.

(d)

Any payment under this Lease shall be considered to be made by one Party and received by the other on the date when the amount of such payment is credited to the payee’s bank correspondent account (the “Performance Date”).

(e)	No payment obligation under this Lease may be settled in cash.

(f)

Tenant is obliged to pay all bank commissions and bear any other expenses for the payment that may be requested by Tenant’s bank and/or by a third bank until the moment the payment is credited to correspondent account of Landlord’s bank.

3.5	Rent Control

Each Party irrevocably waives the benefit of any laws applicable to this Lease or to the Premises which would control, reduce or increase the rate of Base Rent provided for in this. Lease, and the Parties agree to co-operate with each other to effectuate the terms of this Lease, which cooperation may include, without limitation, the termination of this. Lease and the execution of a new lease agreement covering the Premises, if this should be necessary in judgement of negatively affected Party. In the event any laws affecting the Base Rent payable under this Lease are not, in judgement of negatively affected Party, legally capable of circumvention so that the terms of this Lease may be effectuated, the negatively affected Party shall have the right, at its option, to terminate this Lease by 3 (three) months prior written notice given to the other Party.

3.6	Date of Base Rent, Fixed Maintenance Charge and Parking Fees Payments

Payments of Base Rent, Parking Fees and Fixed Maintenance Charge due for calendar quarter under this Lease shall be made on or before the later of: (i) 1st day of the calendar quarter for which the payment is to be made (which is respectively 1st of April, 1st of July and 1st of October of each year within the Term or renewed Term of the Lease), except for each first calendar quarter (which begins from the 1st of January), payment for which shall be effected not later than 3 (three) working days before the end of the preceding year, or (ii) within 14 (fourteen) calendar days upon issuance of Landlord’s pro forma invoice for the respective calendar quarter. For any other payments due under the Lease which is not listed in this Article, due date of, payment shall be the date specified in respective invoice.

3.7	Charge for Late Payment

In the event any payment due to Landlord under this Lease is not made within 10 (ten) days of its due date, Landlord shall have the right to demand from Tenant and Tenant shall pay to Landlord on such demand a late charge in an amount equal to 0.1% of the amount in arrears per day of delay (“Penalty”). For the purpose of this Article, due date means date specified in Article 3.6 of this Lease for regular payments of Base Rent, Fixed Maintenance Charge and Parking Fees, or the date specified in respective invoice for any other payment which is not listed in this Article.

ARTICLE IV

4.1	Maintenance Charge

Tenant shall pay to Landlord maintenance charge for provision of Landlord’s Maintenance Services as described in Article 9.1 below (“Maintenance Charge”). Maintenance Charge consists of the fixed (“Fixed Maintenance Charge”) and the calculated (“Calculated Maintenance Charge”) parts.

(a)

Starting from the Commencement Date 1 for the. Premises 1 and from Commencement Date 2 for the Premises 2 and during the remainder of the Term and renewed Term in case of the Lease automatic renewal as provided for in item (a) of Article 2.2 hereof Tenant shall pay to Landlord Fixed Maintenance Charge calculated and payable in accordance with the following schedule:

(i) –

the first instalment of the first Fixed Maintenance Charge payment (in respect of the Premises 1) in the fixed amount of USD 306.418,19 (three hundred six thousand four hundred eighteen and 19/100 US Dollars) shall be made by Tenant within 10 (ten) business days upon signing hereof. This amount shall be for, and applied to the period from June 01, 2018 till November 30, 2018 inclusive;

–

the second instalment of the first Fixed Maintenance Charge payment (in respect of the Premises 2) in the fixed amount of USD 31 368,82 (thirty-one thousand three hundred sixty-eight and 82/100 US Dollars) shall be made by Tenant within 10 (ten) business days upon signing hereof. This amount shall be for, and applied to the period from September 01, 2018 till November 30, 2018 inclusive.

(ii)

the second Fixed Maintenance Charge payment for the Premises in the amount of USD 115 070,30 (one hundred fifteen thousand seventy and 30/100 US Dollars) shall be made by Tenant on or before December 01, 2018. This amount shall be for, and applied to the period from December 01, 2018 till December 31,2018 inclusive;

(iii)

from January 01, 2019 till the end of the Term, and in case of the Lease automatic renewal as provided for in item (a) of Article 2.2 hereof — till May 31, 2019 inclusive, Tenant shall make Fixed Maintenance Charge payments for the Premises on the basis of calendar quarters in advance, in accordance with Article 3.6 of this Lease. The amount due for the payment period shall be calculated by multiplying the Fixed Maintenance Charge rate of USD 135 (one hundred thirty five US Dollars) per square meter per year by amount of square meters of Tenants Rentable Area, dividing the result by number of days in that year and multiplying the result by the actual number of days in that payment period,

(iv)

thereafter and till the end of the renewed Term, Tenant shall make Fixed Maintenance Charge payments for the Premises on the basis of calendar quarters, in advance in accordance with Article 3.6 of this Lease. The amount of Fixed Maintenance Charge due for a payment period shall be calculated by multiplying then-effective rate of Fixed Maintenance Charge per square meter per year by amount of square meters of Tenants Rentable Area, dividing the result by number of days in that year and multiplying the result by the actual number of days in that payment period. Herewith new Fixed Maintenance Charge rate shall be determined annually starting from June 01, 2019 and each following June 01 according to Fixed Maintenance Charge Rate Indexation. The Fixed Maintenance Charge Rate Indexation shall mean annual 5% (two percent) increase of then-current rate of Fixed Maintenance Charge. Upon recalculation the rate shall be used with two decimals. Each such recalculation of Fixed Maintenance Charge rate will be effected by adjusting the amount of Fixed Maintenance Charge due from Tenant for the payment period (and subsequent periods in that 12-months period) in the relevant invoices issued by Landlord.

For avoidance of doubts, for the purpose of the first Fixed Maintenance Charge Rate Indexation, to be made on June 01, 2019, the Fixed Maintenance Charge rate in the amount of USD 135 (one hundred thirty five US Dollars) per annum per square meter of Tenant’s Rentable Area shall be used.

(b)

The Calculated Maintenance Charge consists of electricity expenses which are calculated on the basis of acting rate of electricity supplier of the Building and data provided by electricity consumption meter(s) installed in the Premises and shall be paid by Tenant in Russian Roubles monthly, within 10 (ten) calendar days of issuing of Landlord’s rouble pro forma invoice, notwithstanding anything in this Lease to the contrary. Landlord is fully liable for proper payment to electricity-supplier.

ARTICLE V

5.1	Use

The Premises shall be used for general office and related purposes and no other. The Premises shall not be used for any illegal purposes, nor in violation of any regulation of any governmental body. Tenant hereby agrees to comply with any and all laws, regulations and requirements applicable or in any way relating to the use and occupancy of the Premises or the Building. Tenant also agrees to comply with Landlord’s rules and regulations of the Building, which may be changed by Landlord from time to time, for the use of the Premises and the Building.

5.2	Common Areas

Tenant and all persons having business with Tenant shall have the right to use all areas and facilities of the Building designated from time to time by Landlord for common use of the tenants in the Building (the “Common Areas”). Tenant shall not blockade the Common Areas or use it in such a way that impedes other tenants of Landlord from using it or creates hindrance to other to the tenants’ access to or use of their premises. In case an employee of Tenant behaves violating the provision of this Article, the Lease and/or Rules and Regulations of the Building, Landlord shall have the right to give a reasonable notice to Tenant about this employee’s behaviour and, in case of repeated violation of the provision of this Article, this Lease and/or Rules and Regulations of the Building by this employee, Landlord shall have the right to cancel this Tenant’s employee’s access to the Building. The violation shall be considered as repeated and specified right of Landlord becomes applicable even if this employee violates different provisions of this Article, the Lease and/or Rules and Regulations of the Building. Such cancellation of access shall not be considered as violation of any Landlord’s obligation under this Lease, notwithstanding anything to the contrary contained herein.

5.3	Use of Tenant’s name

Landlord shall, during the Term or renewed Term, have right to use Tenants commercial and legal name, including but not limited to brand name, logo, trade mark, in Landlord’s information booklets, brochures and internet site. Such use shall not require any additional Tenant’s approval to the extent of disclosing the fact of Landlord and Tenant partnership under the Lease.

ARTICLE VI

6.1	Tenant’s Repairs

Tenant shall make all current repairs and alterations to the interior of the Premises and other Tenant’s Improvements to the extent such repairs may be necessary to maintain the same in good repair and condition.

6.2	Maintenance of Tenant’s Improvements

Landlord shall not be liable for the proper or improper work or repair of any equipment and/or accessories installed by Tenant or Tenant’s contractors/agents. Tenant shall perform the necessary maintenance services regarding such equipment and/or accessories by its own means and at its own cost, and bear liability before Landlord and any third party for any property damage or/and death/injury caused by use, interruption in use or breakdown of this equipment or repairing works regarding it or non-performance of such repairing works, whether all above mentioned actions or omissions were performed by Tenant or any of its contractors/agents Any Fit-out of the Premises or other Tenant’s Improvements in the interior of the Premises, initially performed by Tenant or any of its contractors/agents, shall be repaired by Tenant, and no defects, malfunctioning or non-functioning of, respectively, such specified above Fit-out, equipment and/or other Tenant’s Improvements shall constitute violation of Landlords maintenance, repair or any other obligation under this Lease.

ARTICLE VII

7.1	Landlord’s Repairs

Landlord shall perform maintenance of Common Areas and make all necessary capital repairs and alterations to: the foundations, the roof, the exterior walls, the roof drainage system, the canopy, the structural parts of the Building and the base building heating systems, ventilation and air-conditioning systems, power distribution systems, water delivery systems, smoke and fire alarm systems and lifts.

7.2	Landlord’s Entry

Landlord may enter the Premises at reasonable hours and upon reasonable notice to the Tenant (except in the case of emergency in which event Landlord may enter the Premises without restriction):

(a)	to exhibit the same to prospective purchasers or tenants;

(b)	to inspect the Premises to see that Tenant is complying with its obligations hereunder;

(c)	to make repairs under the terms hereof or to make repairs or modifications to any adjoining space; and

(d)	for making measurements by BTI (Bureau of Technical Inventory) and/or Cadastral Engineer, and

(e)	in other cases directly prescribed by this Lease

ARTICLE VIII

8.1	Default

If there is a failure of either Party to properly perform any of its obligations under this Lease the other Party may serve a written demand (“Default Demand”) that the respective breach be made good within 10 (ten) days, if there was a breach of monetary obligation under this Lease or 60 (sixty) days (or such longer period as is reasonable for the remedy thereof where the breach is caused by the Casualty (as defined below) or is of such nature that it cannot reasonably be remedied within 60 (sixty) days), if there was a breach of other obligation under this Lease (unless such breach made by any Party results in a hazardous condition or there is a breach of obligation under Articles “Return of Premises and Penalty on Late Return”, “Use” or “Common Areas” of this Lease which shall then be made good as quickly as possible). If the respective breach is not made good within the applicable time period specified in the relevant Default Demand then such breach for the purposes of this Lease shall be an “Uncured Breach”.

8.2	Landlord’s Remedies

(a)

Without prejudice to other rights of Landlord under this Article, if there is an Uncured Breach by Tenant then Landlord may at its sole discretion re-enter the Premises and perform, correct and repair any condition which results from the respective Uncured Breach as well as to demand from Tenant compensation for all losses and damages suffered by Landlord in connection with or arising from the Uncured Breach.

(b)	if there is an Uncured Breach by Tenant Landlord may serve a termination offer in accordance with item 2 of Article 452 of the Civil Code of the Russian Federation (the “Termination Offer”) on Tenant.

(c)

Tenant shall reply to Landlord’s Termination Offer within 15 (fifteen) days. Tenant shall state in such reply whether it accepts or rejects Landlord’s Termination Offer. If Tenant refuses to terminate this Lease on the terms and conditions of the Termination Offer, or no termination agreement is signed (for any reason) by the Parties within 15 (fifteen) days from the date of receipt by Tenant of the Termination Offer then Landlord shall have the right to terminate this Lease through arbitration procedure in accordance with effective legislation.

8.3	Tenant’s Remedies

(a)

Without prejudice to other rights of Tenant under this Article, if there is an Uncured Breach by Landlord then Tenant may at its sole discretion perform, correct and repair any condition of the Premises which results from the respective Uncured Breach but only if such performance, correction and repair works are capable of being carried out exclusively within the Premises and will not cause any inconvenience to Landlord or any of the tenants in the Building. Tenant shall have a right to demand from Landlord compensation for documented real loss, incurred by Tenant in connection, with or arising from the Uncured Breach or replacement of Tenant’s property damaged as a result of the Uncured Breach with the property of comparable characteristics, quality and price, but Tenant shall not be entitled to compensation for any further losses or damages unless the Uncured Breach was caused by Landlord’s willful misconduct.

(b)	If there is an Uncured Breach by Landlord Tenant may serve a Termination Offer in accordance with item 2 of Article 452 of the Civil Code of the Russian Federation on Landlord.

(c)

Landlord shall reply to Tenant’s Termination Offer within 15 (fifteen) days. Landlord shall state in such reply whether it accepts or rejects Tenant’s Termination Offer. If Landlord refuses to terminate this Lease on the terms and conditions of the Termination Offer, or if no termination agreement is signed (for any reason) by the Parties within 15 (fifteen) days from the date of receipt by Landlord of the Termination Offer then Tenant shall have the right to terminate this Lease through arbitration procedure in accordance with effective legislation.

ARTICLE IX

9.1	Landlord’s Maintenance Services

(a)	Subject to Tenant’s proper performing all its obligations, Landlord shall provide for the following Landlord’s Maintenance Services:

(i)	cleaning of Common Areas on the regular basis;

(ii)	elevator service;

(iii)

electricity for lighting and for ordinary office machines and equipment except at times that the city electricity utility supplies are cut off by local authorities for repair, maintenance or any other reason beyond the control of Landlord;

(iv)

seasonable heating during winter and provision of domestic hot water during the year except at times that the city heat and hot water utility supplies are cut off by local authorities for repair, maintenance or any other reason beyond the control of Landlord;

(v)

provision of cold water at all times except at times that said cold water not being furnished due to the city cold water utility supplies are cut off by local authorities for repair, maintenance or any other reason beyond the control of Landlord;

(vi)	air ventilation and seasonable air cooling during normal business hours, on working days from 8.00 AM to 7:00 PM;

(vii)	a receptionist from 8:30 AM to 6:30 PM on working days, and 24 hour, seven days a week security guards on the Common Areas of the Building;

(viii)	outside window cleaning twice a year;

(ix)	snow clearance;

(x)	arrangement of operating a garbage refuse storage and collection service;

(xi)	landscaping and garden design;

(xii)	seasonal decoration.

(b)

Landlord may provide Maintenance Services specified in sub-item (vi) of item (a) of this Article 9.1 of the Lease out of business hours specified in the respective items, at additional cost to Tenant on Tenant’s written request (Exhibit F) given reasonably in advance. Cost of services specified in sub-item (vi) of item (a) of this Article 9.1 rendered by Landlord out of business hours, shall be USD 110 (one hundred ten US Dollars) per hour per all the floors. Payment for such additional services shall be done by Tenant to Landlord post-factum within 7 (seven) calendar days of issuing of Landlord’s invoice therefor.

(c)	Landlord shall not be liable for any damages directly or indirectly resulting from interruption of use of any equipment in connection with the furnishing of services referred to in this Article.

(d)

Considering rules and regulations of the Building Landlord shall provide Tenant’s employees with proximity cards for the access system to the Building, which shall be returned to Landlord upon expiration or termination of this Lease. In case of loss/damage of such cards at the end of the Term or extended Term or on termination of the Lease as well as their repeated provision because of loss/damage during the Term of this Lease the cost of these cards (under the act in the form specified in Rules and Regulations of the Building) shall be paid by Tenant to Landlord within 7 (seven) calendar days of issuing of Landlords invoice therefor.

(e)

Landlord shall inform Tenant immediately if Landlord gains knowledge of any imminent power cut-off or if Landlord has reason to suspect that such cut-off may occur. Landlord agrees to make every reasonable effort within its power to ensure the prompt resumption of power supply

(f)

Telecommunication services in the Building shall be provided solely via technical facilities and cable of provider(s) of the Building. Provision of telecommunication services shall be excluded from the scope of this Lease. Tenant shall have a right by itself to address provider(s) of the Building for the conclusion of the agreement for the telecommunication services provision.

9.2	Conditionality

If Tenant delays payment of Base Rent, Security Deposit, Maintenance Charge, Penalty and/or the Parking Fees (or any part of them) for a period longer than 45 (forty-five) days from the date when the respective payment became due in accordance with this Lease then Landlord may at its sole discretion and subject to 15 (fifteen) days’ prior written notice to Tenant stop provision of all or any part of the Landlord’s Maintenance Services. For avoidance of doubt such abatement of provision of the Landlord’s Maintenance Services shall not constitute a breach of this Lease but shall be a retaliatory measure The obligation of Landlord to provide the Landlord’s Maintenance Services to Tenant shall in accordance with Article 328 of the Civil Code of the Russian Federation be conditional upon the obligation of Tenant to pay Base Rent Security Deposit, Maintenance Charge, Penalty and/or the Parking Fees and shall not be due until and unless Base Rent, Security Deposit Maintenance Charge, Penalty and/or the Parking Fees are properly paid. Landlord’s right to abate provision of the Landlord’s Maintenance Services (in full or in part) under this Article shall not prejudice its right to terminate this Lease according to Article 8.2 above

ARTICLE X

10.1	Assignment and Subleasing

(a)

Except as otherwise expressly provided herein, Tenant shall not assign, sublease, pledge or encumber any right, obligation or interest in this Lease or in the Premises, nor permit the use or occupancy of the. Premises or any part thereof by anyone other than Tenant whether voluntary or involuntary, without the express prior written consent of Landlord which consent Landlord may withhold in Landlord’s sole discretion. Unless otherwise expressly agreed by Landlord to the contrary, Tenant may not sublease the Premises or assign this Lease to third parties in case (i) the proposed subtenant or assignee is a tenant or subtenant within ENKA Moscow Real Estate Group; (ii) the proposed subtenant or assignee is in negotiations with one of companies of ENKA Moscow Real Estate Group; (iii) the proposed subtenant or assignee is entitled to diplomatic or sovereign immunity; (iv) the proposed sublease or assignment violates Landlord’s non-competition commitments before the other tenants of the Building and/or Naberezhnaya Tower Complex. For the purpose of this Article Naberezhnaya Tower Complex shall include the Building and both 17-floor and 27-floor parts of the building located at 10 Presnenskaya Naberezhnaya, Moscow and ENKA Moscow Real Estate Group shall include the following companies as of the date of this Lease: ENKA INSAAT VE SANAYI ANONIM SIRKETI, “City Center Investment B.V.”, LLC “Mosenka”, “E+K Development and Management S.A.” and LLC “Moskva — Krasnye Homy, LLC “ENKA TC”. Tenant may not advertise or list the Premises for sublease or this Lease for assignment either directly or through any agent or agency without Landlord’s prior written consent.

Notwithstanding any provisions to the contrary contain in this Lease, the Parties agree that Tenant shall have the right to sublease any part of the Premises to its affiliated parties, subject to prior written notice which shall be sent to Landlord not later than 2 (two) weeks before signing sublease agreement and provision of documents confirming affiliation. The Parties further agree that requirements of item (b) of this Article 10.1 shall not apply to sublease of the Premises or their part to Tenant’s affiliates, unless square meter occupancy cost (as defined below) payable by subtenant exceeds square meter occupancy cost payable by Tenant under this Lease more than 5% (five percent).

(b)

Unless otherwise expressly stipulated by this Lease, Tenant shall not sublease any part of the Premises at a higher square meter occupancy cost than is payable by Tenant under this Lease (such occupancy cost being in respect of the Lease the aggregate of the rate of Base Rent and the rate of Fixed Maintenance Charge allocated on a per square meter basis of the Premises and, in respect of the proposed sublease, the equivalent payments due under such proposed sublease). If Tenant subleases the Premises in full or in part at a higher square meter occupancy cost than is payable by Tenant under this. Lease (as specified above) then Tenant shall pay to Landlord as a penalty any amounts due to Tenant under the sublease in excess of the total amount of Base Rent and Fixed Maintenance

Charge due under this Lease by Tenant to Landlord. In case Tenant subleases parking places at a higher price than is payable by Tenant under this Lease Tenant shall pay to Landlord the difference. Such difference shall be included into calculation of the penalty payment. If payment for electricity which Tenant receives from subtenant exceeds the sums which Landlord receives from Tenant as Calculated Maintenance Charge then the amount of penalty shall also be increased by the exceeding sum.

All such penalty payments shall be made each month in which Tenant shall receive payments under the sublease agreement in violation of the provision of item (b) of this Article 10.1, not later than 10 (ten) calendar days after the issuing of Landlord’s invoice therefore. Tenant shall provide Landlord with an original of the sublease agreement not later than the first day of the term of sublease.

(c)	No sublease shall relieve Tenant from its obligations, undertakings and liabilities hereunder, Tenant remaining liable to Landlord under all terms and provisions of this Lease.

(d)

In case the Parties enter into early termination agreement of this Lease Tenant shall guarantee Landlord that Tenant did not have and/or terminated any and all sublease agreements in respect of all or part of the Premises not later than 1 (one) week before early termination of the Lease. In case Tenant sends to Landlord or receives from Landlord Termination Offer in accordance with the provisions hereof, Tenant shall terminate any and all sublease agreements with regard to the whole or part of the Premises within 1 (one) week of the date of such Termination Offer. In case, nevertheless, any such sublease agreement exists at the moment of termination of the Lease, Tenant undertakes to compensate to Landlord any and all expenses and damages arising from or connected to such sublease or subtenant’s rights in respect of Landlord or the Premises (whole or part), including but not limited to loss of profit and/or penalties before new tenant(s) of the whole or part of the Premises. Herewith, for avoidance of doubts, in case due to subtenant’s right for the part of the Premises Landlord cannot fulfil its obligation before new tenant for the whole Premises or any part thereof, and/or cannot lease whole Premises or any part thereof, and/or can lease whole Premises or any part thereof only for the price lower then it would be if there was no claim from subtenant, Tenant shall compensate to Landlord all damages, including but not limited to loss of profit, in respect of whole or such part of Premises, notwithstanding if the part of the Premises in respect of which subtenant has rights is smaller than the part of the Premises affected by the situation.

(e)	Provision by Landlord of its consent to one or more assignments or subleases hereunder shall not constitute Landlord’s consent to any subsequent or future assignments or subleases

(f)

All subtenants and assignees shall be subject to the terms and provisions of this Lease. Any act or failure to act by a subtenant of Tenant which act by Tenant would have been a default under this Lease shall be a default under this Lease as though such act or failure to act had been made by Tenant

(g)	Landlord may assign its rights and obligations hereunder, in whole or in part, subject to the provision of prior written notice to Tenant.

(h)	For avoidance of doubts, subtenants have no right to sub-sublease Premises or part of Premises transferred to them or to assign it without the Landlord’s prior written consent.

ARTICLE XI

11.1	Casualty and Insurance

(a)	Landlord shall maintain property damage and civil liability insurance policies in scope and amounts over the Building as it deems prudent.

(b)

Notwithstanding any provisions of this Lease to the contrary, if the Premises or the Common Areas or any part thereof are damaged or destroyed by any peril insured by Landlord (the event of damage or destruction caused by a peril insured by Landlord being herein called “Casualty”) during the Term of this Lease, then Tenant shall give notice thereof to Landlord, and subject to, and to the extent provided for in item (a) of Article 11.1 hereof, Landlord shall, promptly thereafter, repair and restore the Premises or Common Areas excluding only Tenant’s property (which property shall include Tenant’s furniture, fixtures, inventory, equipment, improvements which are owned by Tenant and Tenant’s employees’ and visitors’ belongings), to substantially the same condition they were in immediately prior to the Casualty. All insurance proceeds recovered on account of the Casualty shall be made available for the payment of the cost of the repairs and restoration described above. Notwithstanding the foregoing, in case of a Casualty making all the Premises unusable for a period of at least 30 (thirty) days (to be determined by a reasonable estimate of the Parties), payment of the Parking Fees, Base Rent, Maintenance Charge and Parking Fees by Tenant shall abate (except for in cases when such Casualty was caused by acts or omissions of Tenant) as of the 7th day from the start of such Casualty until restoration of the Premises and Common Areas (excluding only Tenant’s property), and any advance payments of Parking Fees, Base Rent and Maintenance Charge shall be returned to Tenant on a pro-rata basis within 90 (ninety) days of the start of the Casualty provided that Tenant does not continue to occupy the Premises in which case there shall be no such abatement of Parking Fees, Base Rent and Maintenance Charge. Upon the restoration and repair of the Premises, Base Rent shall continue to be paid in accordance with Article III hereof and Parking Fees shall continue to be paid in accordance with Article I and Maintenance Charge in accordance with Article IV hereof.

(c)

If insurance money under any of Landlord’s insurance policies is wholly or partly irrecoverable by reason of any act or omission of Tenant or other occupier or where the sum insured is inadequate as a result of a breach by Tenant of any of its respective obligations in this Lease, and Tenant was notified by Landlord in writing on impossibility of insurance money receipt (in whole or in part) or on its insufficiency due to the reasons stated above, and failed to take reasonable actions for remediation of the situation within the term specified in such notice, then Tenant shall forthwith pay to Landlord upon written demand the irrecoverable amount or the amount of such shortfall as the case may be.

(d)

Tenant shall, during the Term of this Lease, procure and maintain, at its sole cost and expense, all property damage insurance covering all Tenant’s property, including furniture, fixtures, inventory, equipment, improvements which are owned by Tenant under this Lease and Tenant’s employees’ and visitors’ belongings in the amount of their full replacement cost and shall indemnify Landlord from any liability for the specified property.

(e)

Tenant shall, during the Term or renewed Term of this Lease, procure and maintain, at its sole cost and expense Third Party Liability Insurance covering bodily injury and/or property damage to Third Parties and/or Landlord caused by the acts or omissions of Tenant in their full replacement cost. Tenant shall provide Landlord with a copy of such insurance policy within 15 (fifteen) days of Landlord’s request therefore.

11.2	Indemnity

Landlord and Tenant agree that Tenant shall hold harmless Landlord and its employees from and against all losses and damages, which may arise as a result of:

(a)	death of, or damage to, any person, whether employees of Tenant, its agents, contractors, sub-contractors, visitors or otherwise or

(b)	property damage, including but not limited to, theft of or damage to Tenant’s employee’s property,

occurring on or about the Premises or any part thereof by reason of

(i)	any acts or omissions of Tenant or Tenant’s agents, contractors, sub-contractors, employees or visitors or the use by any of the foregoing of the Premises or

(ii)	any injury, loss or damage to any person or property upon the Premises not caused by Landlord’s fault.

ARTICLE XII

12.1	Tenant’s Improvements

(a)

Tenant shall make no separable or inseparable alterations in, or additions to, the Premises (“Tenant’s Improvements”) without first obtaining Landlord’s written consent Landlord may make its consent conditional upon Tenant removing the respective Tenant’s Improvements (or any part of them) from the Premises on termination or expiry of the Term of the Lease in which case such Tenant’s Improvements shall not become Landlord’s property, notwithstanding provisions of item (b) of Article 12.2 hereof, unless Landlord further sends to Tenant a notice requiring not to remove the specified Improvements, in which case those Improvements shall become Landlord’s property at Tenant’s Improvements Transfer Date.

(b)

In addition to the request for Landlord’s written consent to carry out certain Tenants Improvements Tenant also shall on Landlord’s demand deliver to Landlord a list of such ascertained Tenant’s Improvements.

(c)	Tenant’s Improvements done in the Premises that are to be transferred to Landlord shall not contain any materials, equipment or any other property of any third person.

(d)

Tenant shall be responsible by its own means and at its expense for the approval of the Tenant’s Improvements by the competent authorities, if applicable. Upon Landlord’s request Tenant shall immediately provide all information and documents in this regard. If Tenant does not meet liabilities set in item (d) of this Article 12.1, Landlord shall have the right to perform the stated above actions by its own means, and Tenant shall compensate all documental expenses related to the execution of this actions within 15 (fifteen) business days as of the date of receipt of respective invoice from Landlord.

12.2	Property Right to Tenant’s Improvements

(a)

Upon completion of Tenant’s Improvements, they shall become owned by Tenant and shall be on the balance of Tenant until “Tenant’s Improvements Transfer Date” which shall be the earliest of the following dates: (i) date of termination of the Lease, (ii) date of expiration of the Term of the Lease.

(b)

On Tenant’s Improvements Transfer Date all inseparable Tenant’s Improvements shall become owned by Landlord (except for any Improvements which Landlord and Tenant agree in writing shall not become Landlord’s property, and/or property right for which was rejected by Landlord at any time on or before Improvements Transfer Date).

(c)

Tenant shall not later than 10 (ten) days before Tenant’s Improvements Transfer Date provide Landlord with the information about cost of the Tenant’s Improvements which are to be transferred to Landlord. On Landlord’s demand the Parties shall on Tenant’s Improvements Transfer Date sign an act of transfer of certain Tenant’s Improvements and other documents which will be necessary for accounting and tax related purposes (“Tenant’s Improvements Documents”). For avoidance of doubts, non-signing of Tenant’s Improvements Documents shall not affect Landlord’s ownership right to the respective Tenant’s Improvements.

(d)

Tenant or its contractors/agents shall not remove or dismantle throughout the Term of this Lease those Tenants Improvements, which shall in accordance with item (b) of this Article 12.2 of this Lease become owned by Landlord on Tenant’s Improvements’ Transfer Date. Such Tenants Improvements shall remain in or on the Premises after Tenant’s Improvements Transfer Date. Tenant shall not at any time be entitled to compensation of the cost of any Tenant’s Improvements.

(e)

On expiration or termination of this Lease Tenant shall remove those Tenant’s Improvements which shall not become Landlord’s property in accordance with this Lease. Provisions of Article 17.2 of this Lease as shall be applied to Tenant’s Improvements which are owned by Tenant in accordance with item (b) of this Article 12.2.

ARTICLE XIII

13.1	Successors and Assigns

Except as otherwise provided herein, the words “Landlord” and “Tenant” and the pronouns referring thereto, as used in this Lease, shall mean, unless the context requires otherwise, the entities and persons named herein as Landlord and as Tenant, and their respective heirs, legal representatives, approved successors and assigns, irrespective of whether singular or plural, masculine, feminine or neuter.

13.2	Limitations of Landlord’s Liability

Notwithstanding anything to the contrary contained herein, Landlord’s liability for any breach under or in connection with this Lease shall be limited to cases when such breach was caused by Landlord’s fault provided that the aggregate amount of Landlord’s liability for all breaches shall be limited to the sum of USD 6 632 860,00 (six million six hundred thirty-two thousand eight hundred sixty and 00/100 US Dollars) Rouble Equivalent of which at any time during the Term or renewed Term of this Lease shall be calculated at the rate specified in item (b) of Article 3.4 hereof. For avoidance of doubts, Landlord in no cases shall be liable for damages of any nature which do not follow directly from the respective breach (act or omission) but from a consequence or result of such act or omission (“Consequential Damages”) and as well as for loss of income which Tenant would have received under the usual circumstances of civil commerce if its right had not been violated, including anticipated loss of income or loss of income arisen due to business interruption, impossibility to use any equipment, loss of any contract or other business opportunity (“Loss of Benefit”), unless Landlord has intentionally violated its obligations. In case of discrepancy between the provisions of this Article 13.2 and any other provision of this Lease the provisions of this Article 13.2 shall prevail.

ARTICLE XIV

14.1	Waivers

Failure of either Party hereto to complain of any act or omission on the part of the other Party, no matter how long the same may continue, shall not be deemed to be a waiver by said Party of any of its rights hereunder. No waiver by either Party at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. If any action by either Party shall require the consent or approval of the other Party the other Party’s consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any other subsequent occasion.

ARTICLE XV

15.1	Quiet Enjoyment

Landlord agrees that subject to Tenant paying Base Rent and other amounts as are required under this Lease, and performing and observing the agreements and conditions on its part to be performed and observed and subject to all the terms and conditions of this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises and all rights of Tenant hereunder including its rights in the Common Areas during the Term or renewed Term of this Lease without any manner of hindrance or molestation by any party claiming through or under Landlord.

ARTICLE XVI

16.1	Notices

Notices and accounting documents required or permitted hereunder shall be in writing and shall be delivered by courier service or by some other means of hand delivery, addressed to the Parties hereto as follows (unless changed to another address (which may only be an address in Moscow, Russia) by a notice in accordance herewith from the. Party changing its address to the other Party):

To Landlord:     City Center Investment B.V.

10 Presnenskaya Naberezhnaya

Moscow, 123112, Russia

Landlord’s Bank Account:

To Tenant:       Limited Liability Company “Internet Decisions”

Address prior to the Commencement Date 1: Chapaevskiy per., build 14, premises V, floor 4, room 41, Moscow, 125252, Russia

Address after the Commencement Date 10 Presnenskaya Naberezhnaya, 30th floor,

Moscow, 123112, Russia

Tenant’s	Bank. Account:

Notices delivered by courier service or hand delivery as aforesaid shall be deemed effective on the date of delivery to the foregoing addresses. For the faster transfer of information the notices shall be copied by fax or e-mail.

ARTICLE XVII

17.1	Entire Agreement

This Lease contains the entire agreement of the Parties and no representations or agreements, oral or otherwise, between the Parties not embodied herein shall be of any force or effect.

17.2	Tenant’s Property

Upon termination of this Lease or expiration of the Term Tenant shall remove all its and/or any third parties’ property from the Premises. Hereby Tenant agrees that if Tenant does not remove all its or any third parties’ effects from the Premises at the termination of this Lease or upon Landlord’s taking possession of the Premises, by such omission Tenant rejects its ownership right for its property and undertakes all responsibility for any third party’s property left in the Premises, and Landlord may, at its option, remove all or part of those effects in any manner which Landlord shall choose and store the same without liability to Tenant or third parties for loss thereof or dispose of the same in any manner Landlord deems appropriate, and Tenant shall be liable before and indemnify Landlord from all claims concerning specified property, and shall also compensate to Landlord and/or any third party all expenses incurred by Landlord or any third party in such removal, disposal or storage thereof.

17.3	Costs and Expenses

Wherever in this Lease provision is made for the doing of any act by any Party it is understood and agreed that such act shall be done by such Party at its own cost and expense unless a contrary intent is expressed.

17.4	Exhibits and Headings

The headings for the various provisions of this Lease are used only as a matter of convenience for reference, and are not to be considered a part of this Lease or used in determining the intent of the Parties to this Lease. Any exhibits attached hereto however, shall be deemed an integral part of this Lease. Unless the context requires otherwise, any reference to Article or Exhibit shall mean reference to the respective Article or Exhibit of this Lease.

17.5 Interpretation of the word “Premises”

Unless otherwise clearly stated or definitely follows from the context, the word “Premises” in this Lease shall mean the Premises as specified in Exhibit A, as more particularly described in paragraph (b) of Exhibit C attached hereto.

17.6	Interpretation of Parties’ Obligations

(a)	Any obligation of any Party in this Lease not to do any act or thing shall include an obligation not to allow such act or thing to be done.

(b)	References in this Lease to act or omission of Tenant shall include acts or omissions of any sub-tenant or of anyone at the Premises with Tenant’s or any sub-tenant’s permission;

(c)

References in this Lease to “business days” mean reference to any day which is not a public holiday in Russia or a Saturday or Sunday (except for any Saturday or Sunday officially declared a working day in Russia).

17.7	Severability

Should any term, condition or provision of this Lease be deemed, found or declared invalid, illegal or unenforceable for any reason by court decree or otherwise, such invalidity or unenforceability shall not affect or impair the validity and enforceability of the remaining terms, conditions and provisions hereof, and the Parties undertake to amend, supplement or substitute all and any such invalid, illegal or unenforceable provisions with the enforceable and valid provisions which would produce as near as may be possible the economic result previously intended by the Parties without renegotiation of any material terms and conditions stipulated hereunder.

17.8	Substantial Change of Circumstances

Save for as provided for in Article 3.5 hereof, a substantial change of circumstances from which the Parties proceeded in the conclusion of this Lease (as defined in Article 451 of the Civil Code of the Russian Federation) shall not create a basis for amendment or termination of this Lease by any Party hereto.

17.9	Landlord’s Right to Refuse from the Lease Unilaterally

Without prejudice to any other Landlord’s rights hereunder Landlord shall have the right at its own discretion to refuse from performance of this Lease with prior written notice to Tenant not later than 30 (thirty) days before the supposed date of termination hereof if:

(a)

bankruptcy procedure regarding Tenant is started in order prescribed by law applicable as Tenant’s personal law (for the purpose of this Article it means submission of request for declaring bankruptcy by Tenant or any other person to the competent authority); or

(b)	the decision of reorganization of Tenant has been taken in order prescribed by law applicable as personal law of this legal entity (save for change of organizational-legal form of legal entity); or

(c)

the decision of wilful (obligatory) liquidation of Tenant has been taken in order prescribed by legislation applicable as Tenant’s personal law (for the purpose of this Article it means submission request for liquidation by Tenant or any third party to the competent authority); or

(d)

Building is substantially damaged as a result of Casualty not caused by Landlords fault and, in Landlord’s reasonable judgement, it cannot be reconstructed within 90 (ninety) days of the start of such Casualty; or

(e)	Tenant’s indebtedness before Landlord under this Lease exceeds the amount of paid Security Deposit.

17.10	Tenant’s Right to Refuse from the Lease Unilaterally

In case of the Lease automatic renewal as provided for in item (a) of Article 2.2 hereof Tenant shall have the right at its own discretion to refuse from performance of this Lease without any penalties on June 01, 2022 by sending prior written notice to Landlord not later than September 01, 2021.

17.11	Force Majeure

Any Party shall be relieved from liability for non-performance or delay in performance of its obligations hereunder if such non-performance or delay is caused by circumstances of Force Majeure arising after the execution of this Lease provided that such relief from liability shall only relate to those obligations directly affected by such Force Majeure and such relief shall only subsist for as long as such Force Majeure exists. For the purposes of this Article, Force Majeure shall mean extraordinary events or circumstances which a Party could neither foresee nor prevent by reasonable means including but not limited to any insurrection, riot, war, revolution hostile action by national armed force, civil war, act of terrorism or sabotage, fire, flood, earthquake or other Act of God, any nationalisation, expropriation or confiscation of any assets of Landlord or Tenant in Russia and other circumstances beyond a Party’s reasonable control provided that lack of funds shall not constitute Force Majeure.

17.12	Tenant’s Documents

On or before signing hereof Tenant shall provide Landlord with all documents listed in Exhibit E hereto.

ARTICLE XVIII

18.1	Arbitration

(a)

In the event of any dispute between the Parties or claim arising from or in connection with this Lease, including those which refer to its performance, violation or invalidity, such dispute shall be brought heard and resolved by the International Commercial Arbitration Court (ICAC) at the Russian Federation Chamber of Commerce and Industry which is situated in Moscow in accordance with its rules and procedures. A dispute shall be resolved by a panel of 3 (three) arbitrators. Each Party shall choose its own arbitrator from the list of arbitrators of the ICAC and these 2 (two) arbitrators shall choose the third arbitrator, which will be the presiding one, from the list of arbitrators of the ICAC. If 2 (two) appointed arbitrators will not agree on the candidature of the third arbitrator within 14 (fourteen) days of their appointment, the third arbitrator shall be appointed by Presidium of the ICAC. The award of the arbitrators shall be final and binding on all Parties. All fees and expenses charged by the ICAC including the fees and expenses of the arbitrators shall be at the discretion of the arbitrators and if no direction is made shall be paid in equal shares by the Parties.

(b)

Notwithstanding the above if for any reason whatsoever the preceding item (a) of this Article 18.1 shall be found to be invalid the Parties agree that all disputes arising out of or in connection with this Lease shall be brought heard and resolved only in the state arbitration courts of the Russian Federation and in such event Tenant irrevocably submits to the jurisdiction of the state arbitration courts of the Russian Federation.

18.2	Governing Law

This Lease shall be governed by and interpreted in accordance with the laws of the Russian Federation.

18.3	Paramount Language

This Lease has been executed in 9 (nine) copies (3 (three) in English and 6 (six) in Russian languages) each of which shall be considered an original and in the event of any discrepancy between English and Russian versions hereof Russian version shall prevail.

Agreed	and signed for and on behalf of:

Landlord:		Tenant:

By:	/signature/ M.E. Yilmaz	By:	/signature/ A.A. Shulgin

Name: Yilmaz Musir Emre		Name: Shulgin Alexandr Alexandrovich

Title: General Representative		Title: General Director

(Corporate Seal)

Seal:

[Internet Solutions Limited Liability Company
Reg. No. 103588
Moscow]

By:	/signature/ K.O. Trifonova

Name: Trifonova Ksenia Olegovna

Title: Representative

(Corporate Seal)

Seal:

[City Center Investment B.V.]

EXHIBIT A

FLOOR PLAN OF THE PREMISES 1

EXHIBIT Al

FLOOR PLAN OF THE PREMISES 2

EXHIBIT B

BASE BUILDING SPECIFICATIONS

EXHIBIT C

BUILDING AREA DEFINITIONS

EXHIBIT D

FORM OF ACT OF TRANSFER AND ACCEPTANCE OF THE PREMISES 1

EXHIBIT D1

FORM OF ACT OF TRANSFER AND ACCEPTANCE OF THE PREMISES 2

EXHIBIT E

LIST OF TENANT’ DOCUMENTS

EXHIBIT F

REQUEST FORM

EXHIBIT G

FORM OF ACT OF TRANSFER AND ACCEPTANCE OF THE PREMISES

EXHIBIT H

LAYOUT PLANS OF 30, 32, 41, 42 FLOORS

All Exhibits hereto agreed and signed for and on behalf of:

Landlord:		Tenant:

By:	/signature/ M.E. Yilmaz	By:	/signature/ A.A. Shulgin

Name: Yilmaz Musir Emre		Name: Shulgin Alexandr Alexandrovich

Title: General Representative		Title: General Director

(Corporate Seal)

Seal:

[Internet Solutions Limited Liability Company
Reg. No. 103588
Moscow]

By:	/signature/ K.O. Trifonova

Name: Trifonova Ksenia Olegovna

Title: Representative

(Corporate Seal)

Seal:

[City Center Investment B.V.]

OFFICE LEASE AMENDMENT AGREEMENT 1

This Office Lease Amendment Agreement 1 (the “Amendment Agreement No. 1”) signed this 27th day of June, 2018 in Moscow, the Russian Federation, by and between:

City Center Investment B.V., a company incorporated under the laws of the Netherlands, with its principal place of business at: Jupitestraat 55, 2132HC Hoofddorp, the Netherlands, registered by the Chamber of Commerce and Industry for Amsterdam on February 10, 2003 under the file number 34186163, having on the territory of the Russian Federation its representative office at: 10 Presnenskaya Naberezhnaya, Moscow, Russia, number of accreditation entry 20150005392, Accreditation Certificate issued by Inter-District Office of the Federal Tax Service No.47 of Moscow on May 06, 2015 on the blank series 77 No. 016288433, INN 9909123302, KPP 773851001, represented by General Representative Mr. Yilmaz Musir Emre and Representative Ms. Trifonova Ksenia Olegovna, acting jointly on the basis of the Power of Attorney dated November 01, 2016 (“Landlord”), and

Limited Liability Company “Internet Decisions”, incorporated under the laws of the Russian Federation under the main state registration number (OGRN) 1027739244741, with its principal place of business at Chapaevskiy per., build. 14, premises V, floor 4, room 41, Moscow, 125252, Russia, INN/KPP 7704217370/774301001, represented by its General Director Mr. Shulgin Alexandr Alexandrovich, acting on the basis of the Charter (“Tenant”), hereinafter jointly referred to as the “Parties” and severally — as a “Party”,

WITNESSETH:

WHEREAS, Landlord and Tenant entered into Office Lease Agreement dated April 28, 2018 in respect of certain Premises on the 29th, 30th, 32nd, 41st and 42nd floors of the 59-floor part of the office Building located at: 10 Presnenskaya Naberezhnaya, Moscow, Russia (hereinafter the “Lease”), and

WHEREAS, the Parties intend to amend the Lease by signing this Amendment Agreement No.1,

NOW, THEREFORE, the Parties have agreed as follows:

1.	Unless otherwise stipulated herein, all capitalized terms used in this Amendment Agreement No.1, shall have the meanings given thereto in the Lease.

2.	As of August 01, 2018 to amend the preamble of the Lease starting from the second paragraph thereof in its entirety to read as follows:

“WHEREAS, Landlord transferred for a valuable consideration to Tenant for temporary use and possession (lease) and Tenant accepted from Landlord certain office space depicted on the floor plans attached hereto as Exhibit A consisting of an agreed 9 104 square meters measured and calculated according to American National Standard for measuring floor space in office buildings (BOMA) (as such measurement is defined in item (a) of Exhibit C attached hereto) on the 30th, 32nd, 41st, 42nd floors, including 1005 square meters on the 29th floor of the 59-floor part of the above Building (jointly the “Premises 1”),

WHEREAS, as of November 01, 2018 Landlord intends to transfer for a valuable consideration to Tenant for temporary use and possession (lease) and Tenant wishes to accept from Landlord certain office space depicted on the floor plan attached hereto as Exhibit Al consisting of an agreed 932 square meters measured and calculated according to BOMA measurements on 29th floor of the 59-floor part of the above Building (the “Premises 2”), and

WHEREAS, as of August 01, 2018 Landlord intends to transfer for a valuable consideration to Tenant for temporary use and possession (lease) and Tenant wishes to accept from Landlord certain office space depicted on the floor plan attached hereto as Exhibit A2, consisting of an agreed 826 square meters measured and calculated according to BOMA measurements on the 1st floor of the 27-floor part of the Building (the “Premises 3”) (the Premises 1, the Premises 2 and the Premises 3 hereinafter jointly referred to as the “Premises”, as more particularly described in paragraph (b) of Exhibit C attached hereto), and

WHEREAS, Landlord leases the Premises to Tenant, subject to and in accordance with the terms and conditions set forth in this Lease,

NOW, THEREFORE, the Parties have agreed as follows”.

3.	As of August 01, 2018 to amend Article 1.2 (“Premises condition”) of the Lease by introducing the following provisions thereto:

“The Premises 3 shall be transferred to Tenant by Landlord on the Commencement Date 3 in as-is condition in accordance with the specifications attached hereto as Exhibit B.

Herewith, Landlord undertakes by its own means (with use of Landlord’s standard materials) and at its own cost to perform re-painting of walls and re-carpeting works in the Premises 3 before the Commencement Date 3. For the re-carpeting works, in case the delivery of carpet (for all or part of the Premises 3) is delayed for any reason that is beyond the control of Landlord and/or in case the carpet material is not available in the stocks before the Commencement Date 3 (for all or part of the Premises 3), then Landlord shall carry out carpeting works after handover of the Premises 3, out of business hours, as per the schedule to be agreed by the Parties for that specific part of the Premises 3. Such delay in carpeting works shall not in any case be interpreted as delay in delivery of Premises 3. In addition to the above, upon Tenant’s request Landlord by its own means and at its own cost will perform minor modifications in the Premises 3 internal layout, as per the layout plan of the 1st floor of the 27-floor part of the Building to be agreed by the Parties in Exhibit H2 by signing respective amendment agreement hereto”.

4.	As of August 01, 2018 to amend Article 1.6 (“Transfer of Premises”) of the Lease by introducing the following provisions thereto:

“Landlord shall transfer the Premises 3 to Tenant on the basis of the Act of Transfer and Acceptance of the Premises 3 to be signed between the Parties on the Commencement Date 3 (as defined below) in the form attached hereto as Exhibit D2. Landlord shall not be obligated to sign the Act of Transfer and Acceptance of the Premises 3 if the first payments of Base Rent and/or Fixed Maintenance Charge for the Premises 3 have not been fully and timely paid by Tenant. Non-execution of the Act of Transfer and Acceptance of the Premises 3 shall not relieve Tenant from obligation to pay the Base Rent for the Premises 3 and other sums due under this Lease”.

5.	As of August 01, 2018 to amend Article 1.7 (“Tenant’s Rentable Area”) of the Lease by replacing the last sentence thereof in its entirety with the following:

“In accordance with BOMA measurements total area of the leased Premises comprises 10 862 square meters, including Premises 1 of 9104 square meters (“Tenant’s Rentable Area 1”), Premises 2 of 932 square meters (“Tenant’s Rentable Area 2”) and Premises 3 of 826 square meters (“Tenant’s Rentable Area 3”) (hereinafter Tenant’s Rentable Area 1, Tenant’s Rentable Area 2 and Tenant’s Rentable Area 3 jointly referred to as the “Tenant’s Rentable Area”)”.

6.	As of August 01, 2018 to amend Article 1.8 (“Parties’ Additional Obligations”) of the Lease by replacing the following provisions thereof:

“Tenant shall pay to Landlord a fee in the amount of USD 11 965,81 (eleven thousand nine hundred sixty-five and 81/100 US Dollars) plus 18% VAT, within 14 (fourteen) calendar days upon issuance of respective invoice by Landlord and render necessary assistance to Landlord for fulfillment of the specified measures by the latter and achievement of a goal mentioned in this Article 1.8”

with the following:

“Tenant shall pay to Landlord a fee in the amount of USD 13 589,74 (thirteen thousand five hundred eighty-nine and 74/100US Dollars) plus 18% VAT in a manner, prescribed below and render necessary assistance to Landlord for fulfillment of the specified measures by the latter and achievement of a goal mentioned in this Article 1.8. Herewith, the Parties confirm that a part of the above-mentioned amount comprising USD 11 965,81 (eleven thousand nine hundred sixty-five and 81/100 US Dollars) plus 18% VAT was paid by Tenant on May 16, 2018, and remaining part of this sum in the amount of USD 1 623,93 (one thousand six hundred twenty-three and 93/100 US Dollars) plus 18% VAT shall be paid by Tenant within 14 (fourteen) calendar days upon issuance of respective invoice by Landlord”.

7.	As of August 01, 2018 to amend Article 2.1 (“Term”) of the Lease by replacing the first sentence thereof in its entirety with the following:

“Tenant shall have and hold the Premises and make payments due under this Lease for a term (the “Term” or the “Term of this Lease”) commencing for the Premises 1 on the Commencement Date 1, which shall be June 01, 2018, for the Premises 2 – on the Commencement Date 2 which shall be – November 01, 2018 and for the Premises 3 – on the Commencement Date 3 which shall be – August 01, 2018”.

8.	As of August 01, 2018 to amend Article 3.1 (“Base Rent”) of the Lease in its entirety to read as follows:

“3.1	Base Rent

Starting from the Commencement Date 1 for the Premises 1, Commencement Date 2 for the Premises 2 and the Commencement Date 3 for the Premises 3 and during the remainder of the Term and renewed Term in case of the Lease automatic renewal as provided for in item (a) of Article 2.2 hereof Tenant shall pay to Landlord as a rent the amounts (hereinafter — the “Base Rent”), calculated and payable in accordance with the following schedule:

(i)	The Parties hereby confirm that Tenant paid to Landlord:

–

the first instalment of the first Base Rent payment (in respect of the Premises 1) in the fixed amount of USD 1 134 882,19 (one million one hundred thirty-four thousand eight hundred eighty-two and 19/100 US Dollars) for the period from June 01, 2018 till November 30, 2018 inclusive, and

–

the second instalment of the first Base Rent payment (in respect of the Premises 2) in the fixed amount of USD 116 180,82 (one hundred sixteen thousand one hundred eighty and 82/100 US Dollars) for the period from September 01, 2018 till November 30, 2018 inclusive.

The Parties hereby agree that Tenant shall pay to Landlord the third instalment of the first Base Rent payment (in respect of the Premises 3) in the fixed amount of USD 104 098,63 (one hundred four thousand ninety-eight and 63/100 US Dollars) on or before July 06, 2018. This amount shall be for, and applied to the period from August 01, 2018 till December 31, 2018 inclusive;

(ii)

the second Base Rent payment for the Premises 1 and the Premises 2 in the amount of USD 426 186,30 (four hundred twenty-six thousand one hundred eighty-six and 30/100 US Dollars) shall be made by Tenant on or before December 01, 2018. This amount shall be for, and applied to the period from December 01, 2018 till December 31, 2018 inclusive;

(iii)

from January 01, 2019 till the end of the Term, and in case of the Lease automatic renewal as provided for in item (a) of Article 2.2 hereof — May 31, 2019 inclusive in respect of the Premises 1 and the Premises 2 and till June 30, 2019 inclusive with regard to the Premises 3, Tenant shall make Base Rent payments on the basis of calendar quarters in advance, in accordance with Article 3.6 of this Lease. The amount due for the payment period shall be calculated by multiplying the Base Rent rate of USD 500 (five hundred US Dollars) per square meter per year by amount of square meters of Tenant’s Rentable Area (Tenant’s Rentable Area 3 from June 01, 2019 till June 30, 2019 inclusive), dividing the result by number of days in that year and multiplying the result by the actual number of days in that payment period;

(iv)

thereafter and till the end of the renewed Term, Tenant shall make Base Rent payments on the basis of calendar quarters, in advance in accordance with Article 3.6 of this Lease. The amount of Base Rent due for a payment period shall be calculated as the aggregate of:

–

Base Rent for the Premises 1 and the Premises 2 calculated by multiplying then-effective rate of Base Rent for the Premises 1 and the Premises 2 per square meter per year by amount of square meters of Tenant’s Rentable Area 1 and Tenant’s Rentable Area 2, dividing the result by number of days in that year and multiplying the result by the actual number of days in that payment period, and

–

Base Rent for the Premises 3 calculated by multiplying then-effective rate of Base Rent for the Premises 3 per square meter per year by amount of square meters of Tenant’s Rentable Area 3, dividing the result by number of days in that year and multiplying the result by the actual number of days in that payment period.

Herewith, new Base Rent rate for the Premises 1 and the Premises 2 shall be determined annually starting from June 01, 2019 and each following June 01 and new Base Rent rate for the Premises 3 – starting from July 01, 2019 and each following July 01 according to Base Rent Rate Indexation. The Base Rent Rate Indexation shall mean annual 5% (five percent) increase of then-current rates of Base Rent. Upon recalculation the rates shall be used with two decimals. Each such recalculation of Base Rent rates will be effected by adjusting the amount of Base Rent due from Tenant for the payment period (and subsequent periods in that 12-months period) in the relevant invoices issued by Landlord.

For avoidance of doubts, for the purpose of the first Base Rent Rate Indexation, to be made on June 01, 2019 in respect of the Premises 1 and the Premises 2, and on July 01, 2019 in respect of the Premises 3 the rate of Base Rent of USD 500 (five hundred US Dollars) per square meter per annum shall be used”.

Due to change of the Commencement Date 2 to November 01, 2018 the Parties hereby agree that Landlord’s obligation to return to Tenant overpaid part of the second instalment of the first Base Rent payment (in respect of the Premises 2) in the amount of USD 77 879,45 (seventy-seven thousand eight hundred seventy-nine and 45/100 US Dollars) plus 18% VAT corresponding to payment for the period from September 01, 2018 till October 31, 2018 inclusive, will be fully set off against Tenant’s obligation to pay to Landlord respective part of the second Base Rent payment for the Premises 1 and the Premises 2, specified in item (ii) of Article 3.1 of the Lease.

9.	As of August 01, 2018 to amend Article 3.2 (“Security Deposit”) of the Lease by:

9.1.	replacing the first sentence thereof in its entirety with the following provisions:

“To secure performance of Tenant’s obligations hereunder Tenant shall pay to Landlord a security deposit in the amount of USD 1 738 515,18 (one million seven hundred thirty-eight thousand five hundred fifteen and 18/100 US Dollars) (the “Security Deposit”) in three instalments as follows:

–

the first instalment of the Security Deposit in the amount of USD 1 065 053,32 (one million sixty-five thousand fifty-three and 32/100 US Dollars) (with regard to the Premises 1) was paid by Tenant on May 16, 2018;

–

the second instalment of the Security Deposit in the amount of USD 132 205,26 (one hundred thirty-two thousand two hundred five and 26/100 US Dollars) (with regard to the Premises 3) shall be paid by Tenant on or before January 01, 2019, and

–

the third instalment of the Security Deposit in the amount of USD 541 256,60 (five hundred forty-one thousand two hundred fifty-six and 60/100 US Dollars) (with regard to the Premises 2) shall be paid by Tenant on or before June 01, 2019”, and

9.2	replacing the phrase:

“the amount of the Security Deposit shall be recalculated on June 01, 2019 and each following June 01 throughout the renewed Term of the Lease, so that to be equal to the sum of the then-current Base Rent and Fixed Maintenance Charge for 92 (ninety two) days”

with the following:

“a part of the Security Deposit in respect of the Premises 1 and the Premises 2 shall be recalculated on June 01, 2019 and each following June 01 throughout the renewed Term of the Lease, so that to be equal to the sum of the then-current Base Rent and Fixed Maintenance Charge for the Premises 1 and the Premises 2 for 92 (ninety two) days, and a part of the Security Deposit in respect of the Premises 3 shall be recalculated on July 01, 2019 and each following July 01 throughout the renewed Term of the Lease, so that to be equal to the sum of the then-current Base Rent and Fixed Maintenance Charge for the Premises 3 for 92 (ninety two) days”.

10.	As of April 28, 2018 to amend the Lease by introducing Article 3.8 (“Rouble value of financial obligations”) with the following wording:

“3.8	Rouble value of financial obligations

All financial obligations shall be calculated and settlements under this Lease shall be effected at the rate of 58,50 (fifty-eight and 50/100) Russian Roubles for 1 (one) US Dollar”.

11.	As of August 01, 2018 to amend item (a) of Article 4.1 (“Maintenance Charge”) of the Lease in its entirety to read as follows:

“(a) Starting from the Commencement Date 1 for the Premises 1, from the Commencement Date 2 for the Premises 2 and from the Commencement Date 3 for the Premises 3 and during the remainder of the Term and renewed Term in case of the Lease automatic renewal as provided for in item (a) of Article 2.2 hereof Tenant shall pay to Landlord Fixed Maintenance Charge calculated and payable in accordance with the following schedule:

(i)	The Parties hereby confirm that Tenant paid to Landlord:

–

the first instalment of the first Fixed Maintenance Charge payment (in respect of the Premises 1) in the fixed amount of USD 306 418,19 (three hundred six thousand four hundred eighteen and 19/100 US Dollars) for the period from June 01, 2018 till November 30, 2018 inclusive;

–

the second instalment of the first Fixed Maintenance Charge payment (in respect of the Premises 2) in the fixed amount of USD 31 368,82 (thirty-one thousand three hundred sixty-eight and 82/100 US Dollars) for the period from September 01, 2018 till November 30, 2018 inclusive.

The Parties hereby agree that Tenant shall pay to Landlord the third instalment of the first Fixed Maintenance Charge payment (in respect of the Premises 3) in the fixed amount of USD 28 106,63 (twenty-eight thousand one hundred six and 63/100 US Dollars) on or before July 06, 2018. This amount shall be for, and applied to the period from August 01, 2018 till December 31, 2018 inclusive;

(ii)

the second Fixed Maintenance Charge payment for the Premises 1 and the Premises 2 in the amount of USD 115 070,30 (one hundred fifteen thousand seventy and 30/100 US Dollars) shall be made by Tenant on or before December 01, 2018. This amount shall be for, and applied to the period from December 01, 2018 till December 31, 2018 inclusive;

(iii)

from January 01, 2019 till the end of the Term, and in case of the Lease automatic renewal as provided for in item (a) of Article 2.2 hereof — till May 31, 2019 inclusive in respect of the Premises 1 and the Premises 2 and till June 30, 2019 inclusive with regard to the Premises 3, Tenant shall make Fixed Maintenance Charge payments on the basis of calendar quarters in advance, in accordance with Article 3.6 of this Lease. The amount due for the payment period shall be calculated by multiplying the Fixed Maintenance Charge rate of USD 135 (one hundred thirty five US Dollars) per square meter per year by amount of square meters of Tenant’s Rentable Area (Tenant’s Rentable Area 3 from June 01, 2019 till June 30, 2019 inclusive), dividing the result by number of days in that year and multiplying the result by the actual number of days in that payment period;

(iv)

thereafter and till the end of the renewed Term, Tenant shall make Fixed Maintenance Charge payments for the Premises on the basis of calendar quarters, in advance in accordance with Article 3.6 of this Lease. The amount of Fixed Maintenance Charge due for a payment period shall be calculated as the aggregate of:

–

the Fixed Maintenance Charge for the Premises 1 and the Premises 2, calculated by multiplying then-effective rate of Fixed Maintenance Charge in respect of the Premises 1 and the Premises 2 per square meter per year by amount of square meters of Tenant’s Rentable Area 1 and Tenant’s Rentable Area 2, dividing the result by number of days in that year and multiplying the result by the actual number of days in that payment period, and

–

the Fixed Maintenance Charge for the Premises 3, calculated by multiplying then-effective rate of Fixed Maintenance Charge in respect of the Premises 3 per square meter per year by amount of square meters of Tenant’s Rentable Area 3, dividing the result by number of days in that year and multiplying the result by the actual number of days in that payment period.

Herewith new Fixed Maintenance Charge rates shall be determined annually starting from June 01, 2019 and each following June 01 in respect of the Premises 1 and the Premises 2 and new Fixed Maintenance Charge rate for the Premises 3 — starting from July 01, 2019 and each following July 01 according to Fixed Maintenance Charge Rate Indexation. The Fixed Maintenance Charge Rate Indexation shall mean annual 5% (two percent) increase of then-current rates of Fixed Maintenance Charge. Upon recalculation the rates shall be used with two decimals. Each such recalculation of Fixed Maintenance Charge rates will be effected by adjusting the amount of Fixed Maintenance Charge due from Tenant for the payment period (and subsequent periods in that 12-months period) in the relevant invoices issued by Landlord.

For avoidance of doubts, for the purpose of the first Fixed Maintenance Charge Rate Indexation, to be made on June 01, 2019 in respect of the Premises 1 and the Premises 2, and on July 01, 2019 in respect of the Premises 3, the Fixed Maintenance Charge rate in the amount of USD 135 (one hundred thirty five US Dollars) per square meter per annum shall be used”.

Due to change of the Commencement Date 2 to November 01, 2018 the Parties hereby agree that Landlord’s obligation to return to Tenant overpaid part of the second instalment of the first Fixed Maintenance Charge payment (in respect of the Premises 2) in the amount of USD 21 027,45 (twenty-one thousand twenty-seven and 45/100 US Dollars) plus 18% VAT corresponding to payment for the period from September 01, 2018 till October 31, 2018 inclusive, will be fully set off against Tenant’s obligation to pay to Landlord respective part of the second Fixed Maintenance Charge payment for the Premises 1 and the Premises 2, specified in sub-item (ii) of item (a) of Article 4.1 of the Lease.

12.	As of August 01, 2018 to amend the Lease by introducing thereto Exhibit A2 (“Floor Plan of the Premises 3”) attached hereto.

13.	As of August 01, 2018 to amend the Lease by replacing Exhibit C (“Building Area Definitions”) contained therein with new Exhibit C attached hereto.

14.	As of August 01, 2018 to amend the Lease by introducing thereto Exhibit D2 (“Form of the Act of transfer and acceptance of the Premises 3”) attached to this Amendment Agreement No.1.

15.	As of August 01, 2018 to amend the Lease by replacing Exhibit G (“Form of the Act of transfer and acceptance of the Premises”) contained therein with new Exhibit G attached hereto.

16.

For avoidance of doubts, all amounts in this Amendment Agreement No.1 are specified without VAT, unless otherwise expressly stated herein. The Parties hereby confirm that applicable VAT was paid in respect of previous payments and shall be paid in respect of future payments in addition to the sums stated herein.

17.

All other provisions of the Lease, not amended by this Amendment Agreement No.1, shall remain unchanged. This Amendment Agreement No.1 constitutes an integral part of the Lease. In case of any discrepancy between the provisions of this Amendment Agreement No.1 and the Lease, the provisions hereof shall prevail.

18.

This Amendment Agreement No.1 shall become effective as of the date of its signing by the Parties. In accordance with item 2 of Article 425 of the Civil Code of the Russian Federation, the Parties hereby agreed that the provisions of Article 10 of this Amendment Agreement No.1 shall be applied to their relations arisen as of April 28, 2018.

19.

This Amendment Agreement No.1 has been executed in 9 (nine) copies (3 (three) in the English and 6 (six) in the Russian languages), each of which shall be deemed original, and in the event of any discrepancy between English and Russian versions hereof, Russian version shall prevail.

Agreed and signed for and on behalf of:

Landlord:	Tenant:

By: /signature/ M.E. Yilmaz	By: /signature/ A.A. Shulgin

Name: Yilmaz Musir Emre	Name: Shulgin Alexandr Alexandrovich

Title: General Representative	Title: General Director

(Corporate Seal)

Seal:

[Internet Solutions Limited Liability Company
Reg. No. 103588
Moscow]

By: /signature/ K.O. Trifonova

Name: Trifonova Ksenia Olegovna

Title: Representative

(Corporate Seal)

Seal:

[City Center Investment B.V.]

EXHIBIT A2

FLOOR PLAN OF THE PREMISES 3

EXHIBIT C

BUILDING AREA DEFINITIONS

EXHIBIT D2

FORM OF ACT OF TRANSFER AND ACCEPTANCE OF THE PREMISES 3

EXHIBIT G

FORM OF ACT OF TRANSFER AND ACCEPTANCE OF THE PREMISES

OFFICE LEASE AMENDMENT AGREEMENT 2

This Office Lease Amendment Agreement 2 (the “Amendment Agreement No.2”) signed this 29th day of October, 2018 in Moscow, the Russian Federation, by and between:

City Center Investment B.V., a company incorporated under the laws of the Netherlands, with its principal place of business at: Jupiterstraat 55, 2132HC Hoofddorp, the Netherlands, registered by the Chamber of Commerce and Industry for Amsterdam on February 10, 2003 under the file number 34186163, having on the territory of the Russian Federation its representative office at: 10 Presnenskaya Naberezhnaya, Moscow, Russia, number of accreditation entry 20150005392, Accreditation Certificate issued by Inter-District Office of the Federal Tax Service No.47 of Moscow on May 06, 2015 on the blank series 77 No. 016288433, INN 9909123302, KPP 773851001, represented by General Representative Mr. Yilmaz Musir Emre and Representative Ms. Trifonova Ksenia Olegovna, acting jointly on the basis of the Power of Attorney dated November 01, 2016 (“Landlord”), and

Limited Liability Company “Internet Solutions”, incorporated under the laws of the Russian Federation under the main state registration number (OGRN) 1027739244741, with its principal place of business at Chapaevskiy per., build. 14, premises V, floor 4, room 41, Moscow, 125252, Russia, INN/KPP 7704217370/774301001, represented by its General Director Mr. Shulgin Alexandr Alexandrovich, acting on the basis of the Charter (“Tenant”), hereinafter jointly referred to as the “Parties” and severally — as a “Party”,

WITNESSETH:

WHEREAS, Landlord and Tenant entered into Office Lease Agreement dated April 28, 2018 in respect of certain Premises on the 29th, 30th, 32nd, 41st and 42nd floors of the 59-floor part and 1st floor of the 27-floor part of the office Building located at: 10 Presnenskaya Naberezhnaya, Moscow, Russia (hereinafter the “Lease”),

WHEREAS Landlord and Tenant have entered into the Office Lease Amendment Agreement 1 on June 27, 2018; and WHEREAS, the Parties intend to amend the Lease by signing this Amendment Agreement No.2,

NOW, THEREFORE, the Parties have agreed as follows:

1.	Unless otherwise stipulated herein, all capitalized terms used in Amendment Agreement No.2, shall have the meanings given thereto in the Lease.

2.	As of October 29, 2018 to amend throughout text of English version of the Lease the name of Limited Liability Company “Internet Decisions” to Limited Liability Company “Internet Solutions”.

3.	As of October 29, 2018 to amend Article 1.9 (“Expansion Right”) of the Lease as follows:

« In case a written notification with a request for expansion is provided by Tenant till June 30, 2019, Landlord will grant to Tenant one-time right to lease additional premises in the Business Centre “Naberezhnaya Tower” subject to compliance with the following conditions:

–	total rentable area of such premises shall be not less than 1800 and no more than 2100 square meters according to BOMA measurements;

–	Tenant will be granted with a right of access to such premises in as-is condition not earlier than April 01, 2020 and not later than October 01, 2020.

Subject to the foregoing, Landlord shall send relevant offer(s) to Tenant on or before February 28, 2020 in order to comply with above conditions. The Parties shall agree commercial terms in a part of Base Rent and Fixed Maintenance Charge and enter into respective amendment agreement till March 31, 2020. In case the agreement is not reached by the Parties within the specified above term, Tenant shall forfeit the right to lease additional premises granted to it by this Article 1.9.».

4.	As of October 29, 2018 to amend the Lease by adding Article 2.4 (“Other contract”) to read as follows:

«Tenant acknowledges that on June 27, 2018 Tenant entered with Landlord into the non-residential Lease agreement for the space on the 1st , 2nd basement floors in the 59-floor part of the Building, on October 29, 2018 Tenant entered with Landlord into the Office Lease agreement for the office space on the 54th ,55th , 49th floors in the 59-floor part of the Building and for the purpose of this Article the mentioned hereto agreements shall be referred as “Other Lease”.

Parties agree that:

(i)

any breach of the terms and conditions of Other Lease by Party shall be deemed as the breach of the terms and conditions of this Lease by Party and any breach of the terms and conditions of this Lease by Party shall be deemed as the breach of the terms and conditions of Other Lease;

(ii)	any termination of the Other Lease or this Lease shall at any Party’s discretion lead simultaneous termination of this Lease or Other Lease respectively».

5.

All other provisions of the Lease, not amended by Amendment Agreement No.2, shall remain unchanged. This Amendment Agreement No.2 constitutes an integral part of the Lease. In case of any discrepancy between the provisions of Amendment Agreement No.2 and the Lease, the provisions hereof shall prevail.

6.

Amendment Agreement No.2 shall become effective as of the date of its signing by the Parties. In accordance with item 2 of Article 425 of the Civil Code of the Russian Federation, the Parties hereby agreed that the provisions of Article 2 of Amendment Agreement No.2 shall be applied to their relations arisen as of April 28, 2018.

7.

Amendment Agreement No.2 has been executed in 9 (nine) copies (3 (three) in the English and 6 (six) in the Russian languages), each of which shall be deemed original, and in the event of any discrepancy between English and Russian versions hereof, Russian version shall prevail.

Agreed and signed for and on behalf of:

Landlord:		Tenant:

By:	/signature/ M.E. Yilmaz	By:	/signature/ A.A. Shulgin

Name: Yilmaz Musir Emre		Name: Shulgin Alexandr Alexandrovich

Title: General Representative		Title: General Director

(Corporate Seal)

Seal:

[Internet Solutions Limited Liability Company
Reg. No. 103588
Moscow]

By:	/signature/ K.O. Trifonova

Name:	Trifonova Ksenia Olegovna

Title:	Representative

(Corporate Seal)

Seal:

[City Center Investment B.V.]

OFFICE LEASE AMENDMENT AGREEMENT 3

This Office Lease Amendment Agreement 3 (the “Amendment Agreement No.3”) signed this 03th day of March, 2020 in Moscow, the Russian Federation, by and between:

City Center Investment B.V., a company incorporated under the laws of the Netherlands, with its principal place of business at: Diamantlaan 15, 2132 WV Hoofddorp, the Netherlands, registered by the Chamber of Commerce and Industry for Amsterdam on February 10, 2003 under the file number 34186163, having on the territory of the Russian Federation its representative office at: 10 Presnenskaya Naberezhnaya, Moscow, Russia, number of accreditation entry 20150005392, Accreditation Certificate issued by Inter-District Office of the Federal Tax Service No.47 of Moscow on May 06, 2015 on the blank series 77 No. 016288433, INN 9909123302, KPP 773851001, represented by General Representative Mr. Yilmaz Musir Emre and Representative Ms. Trifonova Ksenia Olegovna, acting jointly on the basis of the Power of Attorney dated October 25, 2018 (“Landlord”), and

Limited Liability Company “Internet Solutions”, incorporated under the laws of the Russian Federation under the main state registration number (OGRN) 1027739244741, with its principal place of business at room 6, floor 41, premises I, 10 Presnenskaya Naberezhnaya, Moscow, 123112, Russia, INN/KPP 7704217370/770301001, represented by its Chief Accountant Ms. Udovichenko Olga Yurevna, acting on the basis of the Power of Attorney No.138-10 dated April 01, 2019 (“Tenant”), hereinafter jointly referred to as the “Parties” and severally — as a “Party”;

WITNESSETH:

WHEREAS, Landlord and Tenant entered into Office Lease Agreement dated April 28, 2018 in respect of certain Premises in the Building located at: 10 Presnenskaya Naberezhnaya, Moscow, Russia (hereinafter — the “Lease”);

WHEREAS, the Parties amended the Lease by signing Office Lease Amendment Agreement 1 dated June 27, 2018 (the “Amendment Agreement No.1”);

WHEREAS, the Parties amended the Lease by signing Office Lease Amendment Agreement 2 dated October 29, 2018 (the “Amendment Agreement No.2”);

WHEREAS, the Parties entered into Preliminary Agreement dated April 28, 2018 according to which they undertook to enter into amendment agreement to the Lease in order to extend the original Term of the Lease up to August 31, 2025 and clarify the Premises description therein in accordance with Cadastral Engineer measurements (as defined below) (as amended by Amendment Agreement 1 thereto dated June 27, 2018) (hereinafter — the “Preliminary Agreement”);

WHEREAS, in pursuance to the Preliminary Agreement the Parties intend to sign this Amendment Agreement No.3 on the terms and conditions set out below,

NOW, THEREFORE, the Parties have agreed as follows:

1.	All references to the Lease hereinafter shall mean references to the Lease as amended by the Amendment Agreement No.1 and the Amendment Agreement No.2.

2.	Unless otherwise stipulated herein, all capitalized terms used in this Amendment Agreement No.3, shall have the meanings given thereto in the Lease.

3.	To amend the second paragraph of the preamble of the Lease in its entirety to read as follows:

“WHEREAS, Landlord transferred for a valuable consideration to Tenant for temporary use and possession (lease) and Tenant accepted from Landlord certain office space depicted on the floor plan attached hereto as Exhibit A with total area of 9 588,80 square meters according to measurements of a person duly authorized to perform cadastral activities pursuant to the Federal Law dated July 24, 2007 N 221-FZ “On Cadastral Activities” (as amended) (hereinafter such person referred to as the “Cadastral engineer” and premises measurements performed by such person — “Cadastral engineer’s measurements”) (as such measurements are defined in item (a) of Exhibit C attached hereto), including:

–	1643,50 sq.m. on the 29th floor (premises I (rooms 1, 2, 3, 4, 5, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32));

–	1830 sq.m. on the 30th floor (premises I (rooms 1, 3, 6, 7, 8, 9, 10, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37, 38, 39, 40));

–	1823,40 sq.m. on the 32nd floor (premises I (rooms 1, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 21, 22, 23, 25, 27, 28, 29, 30, 31, 32, 33, 34, 35, 36, 38, 39, 40, 41, 42, 46));

–	1796 sq.m. on the 41st floor (premises I (rooms 1, 2, 3, 4, 5, 6, 7, 8, 13, 14, 15, 16, 18, 19, 20, 21, 22, 23, 24, 26, 27, 28, 29, 35, 39, 41, 42, 43, 44, 45, 46, 47, 48, 49));

–	1795,40 sq.m. on the 42nd floor (premises I (rooms 1, 2, 3, 3a, 4, 4a, 5, 6, 7, 13, 14, 15, 16, 18, 19, 20, 21, 22, 23, 24, 26, 27, 28, 29, 35, 39, 41, 42, 43, 44, 45, 46, 47, 48, 49))

of the 59-floor part of the Building specified in the above paragraph, and

–	700,50 sq.m. on the 1st floor (premises III (rooms 1, 8, 9, 10, 11, 12, 13, 14, 15))

of the 27-floor part of the above-mentioned Building

(hereinafter jointly referred to as the “Premises”, as more particularly described in paragraph (b) of Exhibit C attached hereto)), and”.

4.	To amend Article 1.5 (“Parking”) of the Lease by:

4.1.	excluding the following provisions from the first paragraph thereof:

“and renewed Term in case of the Lease automatic renewal as provided for in item (a) of Article 2.2 hereof’;

4.2.	excluding the phrase “till the end of the Term, and in case of the Lease automatic renewal as provided for in item (a) of Article 2.2 hereof’ from item (iii) thereof, and

4.3.	replacing the phrase “the renewed Term” with “the Term” in item (iv) thereof.

5.	To amend the Lease by excluding Article 1.8 (“Parties’ Additional Obligations”) therefrom in its entirety.

6.	To amend Article 2.1 (“Term”) of the Lease by replacing the phrase “March 27, 2019” in the second sentence thereof with “August 31, 2025”.

7.	To amend item (a) of Article 2.2 (“Automatic Renewal”) of the Lease in its entirety to read as follows:

“(a) This Lease shall be renewed automatically for an additional term of 1 (one) year under the same terms and conditions as contained herein, unless one Party notifies the other Party in writing no later than 6 (six) months before the end of the Term or additional term that it does not wish to extend this Lease, in which event this Lease shall terminate at the end of the Term or additional term as appropriate”.

8.	To amend Article 3.1 (“Base Rent”) of the Lease by:

8.1.	excluding the following provisions from the first paragraph thereof:

“and renewed Term in case of the Lease automatic renewal as provided for in item (a) of Article 2.2 hereof”;

8.2.	excluding the phrase “till the end of the Term, and in case of the Lease automatic renewal as provided for in item (a) of Article 2.2 hereof” from item (iii) thereof, and

8.3.	replacing the phrase “the renewed Term” with “the Term” in item (iv) thereof.

9.	To amend Article 3.2 (“Security Deposit”) of the Lease by replacing the following provisions contained therein:

“Tenant and Landlord agree that in case of the Lease automatic renewal as provided for in item (a) of Article 2.2 a part of the Security Deposit in respect of the Premises 1 and the Premises 2 shall be recalculated on June 01, 2019 and each following June 01 throughout the renewed Term of the Lease, so that to be equal to the sum of the then-current Base Rent and Fixed Maintenance Charge for the Premises 1 and the Premises 2 for 92 (ninety two) days, and a part of the Security Deposit in respect of the Premises 3 shall be recalculated on July 01, 2019 and each following July 01 throughout the renewed Term of the Lease, so that to be equal to the sum of the then-current Base Rent and Fixed Maintenance Charge for the Premises 3 for 92 (ninety two) days”, with the following:

“Tenant and Landlord agree that a part of the Security Deposit in respect of the Premises 1 and the Premises 2 shall be recalculated on June 01, 2019 and each following June 01 throughout the Term of the Lease, so that to be equal to the sum of the then-current Base Rent and Fixed Maintenance Charge for the Premises 1 and the Premises 2 for 92 (ninety two) days, and a part of the Security Deposit in respect of the Premises 3 shall be recalculated on July 01, 2019 and each following July 01 throughout the Term of the Lease, so that to be equal to the sum of the then-current Base Rent and Fixed Maintenance Charge for the Premises 3 for 92 (ninety two) days”.

10.	To amend item (a) of Article 4.1 (“Maintenance Charge”) of the Lease by:

10.1.	excluding the following provisions from the first paragraph of item (a) of Article 4.1 :

“and renewed Term in case of the Lease automatic renewal as provided for in item (a) of Article 2.2 hereof”;

10.2.	excluding the phrase “till the end of the Term, and in case of the Lease automatic renewal as provided for in item (a) of Article 2.2 hereof” from sub-item (iii) thereof, and

10.3.	replacing the phrase “the renewed Term” with “the Term” in sub-item (iv) thereof.

11.	To amend the Lease by excluding the phrase “or renewed Term” throughout its text, unless the context requires otherwise.

12.

To amend Article 17.10 (“Tenant’s Right to Refuse from the Lease Unilaterally”) of the Lease by excluding the following phrase “In case of the Lease automatic renewal as provided for in item (a) of Article 2.2 hereof” therefrom.

13.	To amend Article 17.12 (“Tenant’s Documents”) of the Lease in its entirety to read as follows:

“17.12	Registration of the Lease

Within 10 (ten) days upon respective Landlord’s demand Tenant shall provide Landlord with all the documents necessary for its obligatory registration with the competent state authorities as per the list in Exhibit E attached hereto. Landlord shall submit the documents, required for the state registration hereof to the competent state authorities by its own efforts and at its own expense.

All further amendment and/or termination agreements, as well as additional lease agreements, made upon Tenant’s request (except for the cases of extension of the Term of this Lease and/or expansion of Tenant’s Rentable Area), shall be submitted to registration, at Tenant’s discretion, by Tenant or by Landlord, in which case Tenant does hereby agree to pay to Landlord the amount of USD 1000 (one thousand US Dollars), plus VAT, for the service of registration of each additional lease agreement and the amount of USD 700 (seven hundred US Dollars), plus VAT, for the service of registration of each amendment agreement or termination agreement (the “Registration Fee”). The Registration Fee shall be paid by Tenant within 10 (ten) days as of the date of issue of the respective Landlord’s invoice.

If Tenant assumed obligation to submit any amendment and/or termination agreement, as well as additional lease agreement to state registration by its own means and at its own expense and failed to fulfil such obligation within 10 (ten) business days upon receipt of documents required for the state registration from Landlord, Tenant shall pay to Landlord the Registration Fee in the amount and in a manner specified in the above and provide Landlord at its first demand with all documents necessary for state registration.

For avoidance of doubts, suspension of or rejection in the state registration of this Lease and/or amendment agreements, and/or termination agreements, and/or additional lease agreements by the registration authorities shall under no circumstances be regarded as violation of any Tenant’s or Landlord’s obligations whatsoever. The Parties shall immediately obviate the obstacles to the registration: enter into any amendments hereto and Tenant or Landlord (as appropriate) shall provide the other Party with any documents and/or information that may be required by the registration authority in order to complete state registration”.

14.

To amend the Lease by replacing Exhibit A (“Floor Plan of the Premises 1”), Exhibit Al (“Floor Plan of the Premises 2”) and Exhibit A2 (“Floor Plan of the Premises 3”) contained therein with new Exhibit A attached hereto.

15.	To amend the Lease by replacing Exhibit C (“Building Area Definitions”) contained therein with new Exhibit C attached hereto.

16.

For avoidance of doubts, the Parties hereby confirm that a part of the Premises consisting of an agreed 9 104 square meters measured and calculated according to American National Standard for measuring floor space in office buildings (BOMA) (as such measurement is defined in Article 1.7 (“Tenant’s Rentable Area”) of the Lease) on the 30th, 32nd 41st, 42nd floors, including 1005 square meters on the 29th floor of the 59-floor part of the Building (jointly the “Premises 1”) was transferred to Tenant on June 01, 2018; a part of the Premises comprising of an agreed 932 square meters measured and calculated according to BOMA measurements on 29th floor of the 59-floor part of the Building (the “Premises 2”) was transferred to Tenant on November 01, 2018 and a part of the Premises consisting of an agreed 826 square meters measured and calculated according to BOMA measurements on the 1st floor of the 27-floor part of the Building (the “Premises 3”) was transferred to Tenant by Landlord on August 01, 2018, as more particularly described in Article 1.6 (“Transfer of Premises”) of the Lease. Herewith, all references to the Premises 1, the Premises 2 and the Premises 3 contained in the Lease shall mean references to respective part of the Premises as specified above.

17.

All other provisions of the Lease, not amended by this Amendment Agreement No.3, shall remain unchanged. This Amendment Agreement No.3 constitutes an integral part of the Lease. In case of any discrepancy between the provisions of this Amendment Agreement No.3 and the Lease, the provisions hereof shall prevail.

18.

The Parties hereby confirm that signing of this Amendment Agreement No.3 makes the Lease a long-term lease agreement which is subject to obligatory state registration. Subject to provision by Tenant to Landlord of all the documents, as per the list in Exhibit E to the Lease, necessary for obligatory registration of the Lease along with the Amendment Agreement No.1, Amendment Agreement No.2 and this Amendment Agreement No.3 (hereinafter jointly referred to as “Amendment Agreements”), Landlord undertakes to furnish to the competent state authorities the documents for the state registration of the Lease and the Amendment Agreements by its own efforts and at its own expense as soon as practically possible. For avoidance of doubts, suspension of or rejection in the state registration of the Lease along with the Amendment Agreements by the registration authorities shall under no circumstances be regarded as violation of any Landlord’s obligations whatsoever. The Parties shall immediately obviate the obstacles to the registration: enter into any amendments hereto and Tenant shall provide Landlord with any documentation and/or information that may be required by the registration authority and/or Landlord in order to complete state registration.

19.

This Amendment Agreement No.3 shall become effective as of the date of its state registration with the competent state authorities. In accordance with item 2 of Article 425 of the Civil Code of the Russian Federation, the Parties hereby agree that terms and conditions hereof shall be applied to their relations arisen as of the date of signing hereof.

20.

This Amendment Agreement No.3 has been executed in 9 (nine) copies (3 (three) in the English and 6 (six) in the Russian languages), each of which shall be deemed original, and in the event of any discrepancy between English and Russian versions hereof, Russian version shall prevail.

Agreed and signed for and on behalf of:

Landlord:		Tenant:

By:	/signature/ M.E. Yilmaz	By:	/signature/ O.Y. Udovichenko

Name: Yilmaz Musir Emre		Name: Udovichenko Olga Yurevna

Title: General Representative		Title: Chief Accountant

(Corporate Seal)

Seal:

[Internet Solutions Limited Liability Company
Reg. No. 103588
Moscow]

By:	/signature/ K.O. Trifonova

Name: Trifonova Ksenia Olegovna

Title: Representative

(Corporate Seal)

Seal:

[City Center Investment B.V.]

EXHIBIT A

FLOOR PLAN OF THE PREMISES

EXHIBIT C

BUILDING AREA DEFINITIONS